                                                                EXHIBIT (b)

                                    AGREEMENT

                              DATED 3rd April, 2000

                     US$1,600,000,000 and euro 2,000,000,000

                                 CREDIT FACILITY

                                       FOR

                                    REXAM PLC

                                   ARRANGED BY

                               ABN AMRO BANK N.V.
                            BANQUE NATIONALE DE PARIS
                                 CITIBANK, N.A.
                           CREDIT SUISSE FIRST BOSTON
                            HSBC INVESTMENT BANK plc
                           LLOYDS TSB CAPITAL MARKETS
                      WESTDEUTSCHE LANDESBANK GIROZENTRALE

For Rexam PLC                                           For the Finance Parties
Allen & Overy                                                   Clifford Chance

                                  ALLEN & OVERY

                                     London

                                  BK:733880.10

                                      INDEX

CLAUSE                                                                     PAGE

1.       Interpretation.......................................................1
2.       The Facilities......................................................21
3.       Purpose.............................................................22
4.       Conditions precedent................................................22
5.       Loans...............................................................22
6.       Drawing of Bills....................................................24
7.       Bills...............................................................25
8.       Repayment...........................................................27
9.       Prepayment and cancellation.........................................27
10.      Interest Periods....................................................30
11.      Interest............................................................31
12.      Alternative Currencies..............................................34
13.      Amount of Alternative Currencies....................................35
14.      Payments............................................................35
15.      Taxes...............................................................37
16.      Market disruption...................................................39
17.      Increased costs.....................................................41
18.      Illegality..........................................................42
19.      Guarantee...........................................................43
20.      Representations and warranties......................................45
21.      Undertakings........................................................47
22.      Default.............................................................52
23.      The Agent and the Arrangers.........................................54
24.      Fees................................................................59
25.      Expenses............................................................60
26.      Stamp duties........................................................60
27.      Indemnities.........................................................61
28.      Evidence and calculations...........................................62
29.      Amendments and waivers..............................................62
30.      Changes to the Parties..............................................63
31.      Disclosure of information...........................................67
32.      Set-off.............................................................68
33.      Pro rata sharing....................................................68
34.      Severability........................................................69
35.      Counterparts........................................................69
36.      Notices.............................................................70
37.      Language............................................................71
38.      Jurisdiction........................................................71
39.      Governing law.......................................................72


SCHEDULES

1.       Banks and Commitments..............................................73
         Part I - Banks and Commitments - Term Loan Facility................73
         Part II - Banks and Commitments - Revolving Credit Facility........73

2.       Conditions Precedent Documents.....................................74
         Part I - To be delivered on or about signing.......................74
         Part II - To be delivered before the first Utilisation.............75
         Part III - To be delivered by an Additional Guarantor..............76
3.       Calculation of the Mandatory Cost..................................77
4.       Form of Request....................................................79
5.       Forms of Accession Documents.......................................80

         Part I - Novation Certificate......................................80
         Part II - Borrower Accession Agreement.............................82
         Part III - Guarantor Accession Agreement...........................83

6.       Form of Bill.......................................................84
7.       Form of Compliance Certificate.....................................85
8.       Form of Margin Certificate.........................................86
9.       Form of Power of Attorney for Bills................................87
SIGNATORIES.................................................................89

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THIS AGREEMENT is dated 3rd April, 2000 between:

(1)      REXAM PLC (the "COMPANY");

(2) ABN AMRO BANK N.V., BANQUE NATIONALE DE PARIS, CITIBANK, N.A., CREDIT SUISSE FIRST BOSTON, HSBC INVESTMENT BANK plc, LLOYDS TSB CAPITAL MARKETS and WESTDEUTSCHE LANDESBANK GIROZENTRALE as arrangers (in this capacity the "ARRANGERS");

(3)      THE FINANCIAL INSTITUTIONS listed in Schedule 1 as banks (the "BANKS");
         and

(4)      LLOYDS TSB BANK plc as agent (in this capacity the "AGENT").

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

         "ACCEPTANCE COMMISSION RATE"

         means, subject to Clause 11.5 (Adjustment of the Margin and Acceptance Commission Rate), 0.95 per cent. per annum.

         "ADDITIONAL BORROWER"

         means, subject to Clause 30.8 (Cessation of Obligors), a member of the Group which becomes a Borrower in accordance with Clause 30.4 (Additional Borrowers).

         "ADDITIONAL GUARANTOR"

         means, subject to Clause 30.8 (Cessation of Obligors), a member of the Group which becomes a Guarantor in accordance with Clause 30.5 (Additional Guarantors).

         "AFFILIATE"

         means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

         "AGENT'S SPOT RATE OF EXCHANGE"

         means the Agent's spot rate of exchange for the purchase of the relevant Alternative Currency in the London foreign exchange market with the relevant Base Currency at the relevant time on a particular day.

         "ALTERNATIVE CURRENCY"

         means:

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

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         (a)      in the case of the Tranche A Facility, Sterling, euros or any other currency (other than U.S. Dollars) which is for the time being freely transferable and convertible into U.S. Dollars and deposits of which are readily available in the London interbank market; or

         (b) in the case of the Tranche B Facility, Sterling, U.S. Dollars or any other currency (other than euros) which is for the time being freely transferable and convertible into euros and deposits of which are readily available in the London interbank market.

         "BALANCE SHEET"

         means, at any time, the latest published audited annual consolidated balance sheet of the Company or the balance sheet in the latest published interim consolidated accounts of the Company.

         "BASE CURRENCY"

         means, for the Tranche A Facility, U.S. Dollars or, for the Tranche B Facility, euros.

         "BILL"

         means a Sterling bill of exchange substantially in the form of Schedule 6.

         "BORROWED MONIES"

         means the following, except in so far as otherwise taken into account:

         (a) the nominal amount of any issued share capital and the principal amount of any debentures, moneys borrowed or other indebtedness (together in each case with any fixed or minimum premium payable on final repayment) of any person the legal and beneficial interest whereof is not for the time being owned by a member of the Group and the payment or repayment of which is guaranteed or secured or is the subject of an indemnity or covenant to pay given by a member of the Group;

         (b) the principal amount (together with any fixed or minimum premium payable on final repayment) of any debenture (whether secured or unsecured) of a member of the Group owned otherwise than by another member of the Group and whether issued for cash or otherwise;

         (c) the principal amount raised by acceptances under any acceptance credit granted by any bank or accepting house other than acceptances solely relating to the purchase or sale of goods in the ordinary course of trading;

         (d) the capitalised element of any finance leases of any member of the Group, as determined in accordance with the accounting principles applied in connection with the preparation of the Balance Sheet of the Group; and

         (e) for the purposes of Clause 22.1(d) (Events of Default) only, any indebtedness in respect of any hedging transaction, including any currency or interest rate swap or forward exchange contract, futures and other derivatives of a member of the Group,

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

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                  and the amount of indebtedness in respect of the transaction will be the net exposure (meaning the amount payable by the party liable under the transaction on termination or closing out of those arrangements as determined on a mark to market basis);

         but:

         (i) moneys borrowed by a member of the Group for the purpose of repaying (or enabling another member of the Group to repay) within six months of such date the whole or part of Borrowed Monies of itself or another member of the Group owing otherwise than to another member of the Group and for the time being outstanding (including any fixed or minimum premium payable on final repayment) shall pending their application for such purpose within such period be deemed (except for the purposes of Clause 22.1(d) (Events of Default)) not to be Borrowed Monies;

         (ii) that proportion of the moneys borrowed (owing otherwise than to any other member of the Group) of any partly owned Subsidiary of the Company which is equivalent to the proportion of its ordinary share capital not attributable to the Company shall be deemed not to be Borrowed Monies but only to the extent that an amount equivalent to such proportion exceeds moneys borrowed (if any) from such partly owned Subsidiary by the Company or another Subsidiary of the Company;

         (iii) moneys borrowed by a member of the Group for the purpose of financing any contract in respect of which part of the price receivable is guaranteed by the Export Credits Guarantee Department or by any institution approved by the Agent carrying on similar business, not exceeding that part of the price which is so guaranteed, shall be deemed not to be Borrowed Monies; and

         (iv) only the net amount outstanding (after taking into account any credit balances) of monies borrowed and outstanding in connection with any cash management scheme operated by the Group shall be included.

Borrowed Monies expressed in a currency other than Sterling shall be converted into Sterling as follows:

         (1) as regards such Borrowed Monies outstanding at the date of the Balance Sheet at the rates of exchange adopted for the purpose of that
                  Balance Sheet;

         (2) as regards such Borrowed Monies outstanding at the date of and converted into Sterling for the purpose of inclusion in the then latest audited balance sheet of an unconsolidated subsidiary of the Company at the rates of exchange adopted for such purpose; and

         (3) as regards other such Borrowed Monies either at the rates of exchange current at the date of the Balance Sheet of the Company or the balance sheet of the relevant Subsidiary, as the case may be, or, if in the case of a Subsidiary there is no such balance sheet, at the rates of exchange current at the date of the Balance Sheet of the Company. For the purposes of this sub-paragraph (3) the rate of exchange for any currency shall be deemed to be the spot rate of the Agent for the exchange of the relevant currency into Sterling at 11.00 a.m. on the relevant day.

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

--------------------------------------------------------------------------------

         "BORROWER"

         means the Company or an Additional Borrower.

         "BORROWER ACCESSION AGREEMENT"

         means a letter substantially in the form of Part II of Schedule 5 with such amendments as the Agent and the Company may agree.

         "BUSINESS DAY"

         means a day (other than a Saturday or Sunday) on which banks are open for general business (other than operation only of business in euros) in:

         (a)      London; and

         (b)      if a payment is required in U.S. Dollars, New York City; and

         (c) if a payment is required in an Alternative Currency (other than Sterling, U.S. Dollars or euros), the principal financial centre of the country of that Alternative Currency,

         and, if a payment is required in euros, that day is also a TARGET Business Day.

         "CLEAN UP PERIOD"

         means the period from the date of this Agreement to the date falling four months after the Merger Date.

         "COMMITMENT"

         means a Tranche A Commitment or a Tranche B Commitment.

         "COMMITMENT PERIOD"

         means the Tranche A Commitment Period or the Tranche B Commitment
         Period.

         "COMPLIANCE CERTIFICATE"

         means a certificate substantially in the form of Schedule 7.

         "DANGEROUS SUBSTANCES"

         means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour), the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) gives a risk of causing harm to man or any other living organism or damaging in any material respect the Environment or public health or welfare, including, but not limited to, any controlled, special, hazardous, toxic, radioactive or dangerous waste.

         "DEFAULT"

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

--------------------------------------------------------------------------------

         means an Event of Default or a Potential Event of Default.

         "DOUBLE TAXATION TREATY"

         means any convention between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

         "EBDR"

         means the rate (as quoted by the Agent at or about 10.30 a.m. on the Utilisation Date for a Bill) at which Eligible Bills of an equivalent tenor can be discounted in the London discount market at or about that time.

         "EBITA"

         means, in respect of each Ratio Period, the total operating profit of the Group for continuing operations, acquisitions (as a component of continuing operations) and discontinued operations, but adding back, in each case, any operating exceptional losses and amortised goodwill and deducting any operating exceptional profits included within that figure. EBITA shall be calculated by reference to the most recent annual or interim consolidated accounts of the Company delivered to the Agent under Clause 21.2 (Information) or, for the purposes of Clauses
         11.5 (Adjustment of the Margin and Acceptance Commission Rate) and 24.3 (Commitment fee), the Company's quarterly management information for the Group to the extent reflected in the Margin Certificate, but further adjusted (where appropriate) for the pro forma effect of acquisitions and disposals during the relevant Ratio Period.

         "EBITDA"

         means, in respect of each Ratio Period, EBITA adjusted (without double counting) for depreciation included within that figure. EBITDA shall be calculated by reference to the most recent annual or interim consolidated accounts of the Company delivered to the Agent under Clause 21.2 (Information) or, for the purposes of Clauses 11.5 (Adjustment of the Margin and Acceptance Commission Rate) and 24.3 (Commitment fee), the Company's quarterly management information for the Group to the extent reflected in the Margin Certificate, but further adjusted (where appropriate) for the pro forma effect of acquisitions and disposals during the relevant Ratio Period.

         "ELIGIBLE BILL"

         means a Sterling bill of exchange eligible for rediscounting at the Bank of England.

         "ENCUMBRANCE"

         means any mortgage, charge, assignment, pledge, lien or other encumbrance, but shall not include any encumbrance arising out of any title retention provision contained in any contract for the purchase of goods entered into in the ordinary course of business, liens arising by operation of law, encumbrances over cash and transactions involving the disposal of an asset on terms whereby it is leased to or reacquired or acquired by the disposer or any of its related

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         entities.

         "ENVIRONMENT"

         means any of the following media, the air (including, without limitation, the air within buildings and the air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, surface and sub-surface soil).

         "ENVIRONMENTAL LAW"

         means any common or statutory law, regulation, code of practice, circular, guidance note and the like (whether or not having the force of law but in respect of which compliance is customary) concerning the protection of human health, any living organism, the workplace or the Environment or Dangerous Substances.

         "EU ANTI-TRUST CLEARANCE"

         means:

         (a) the EC Commission declaration, in terms which the Company considers are materially commercially reasonable in the aggregate, that the concentration is compatible with the common market pursuant to Articles 6(1) (b) or Article 8(2) of Council Regulation (EEC) no. 4064/89 (as amended by Council Regulation (EC) No. 1310/97) (the "REGULATION"); and

         (b) in the event that a request under Article 9(2) of that Regulation has been made by one or more European Union or EFTA states, (A) the European Commission indication, in terms satisfactory to the Company, that it does not intend to refer the proposed acquisition, or any aspect of it, to a competent authority of such state in accordance with Article 9 of that Regulation or (B) if such referral is made, the state(s) shall have resolved their investigations, in terms which the Company considers are materially commercially reasonable in the aggregate, or any applicable waiting period(s) shall have expired."

         "EURIBOR"

         means in relation to any Loan in euros:

         (a)      the applicable Screen Rate; or

         (b) if no Screen Rate is available for the relevant period, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, at or about 11.00 a.m. Brussels time on the Rate Fixing Day for the offering of deposits in euros for a period comparable to the relevant Interest Period.

         "EURO"

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


--------------------------------------------------------------------------------
         means the single currency of the Participating Member States.

         "EVENT OF DEFAULT"

         means an event specified as such in Clause 22.1 (Events of Default).

         "EXISTING FACILITIES"

         means:

         (a) the euro 800,000,000 credit facility dated 2nd December, 1998 of the Company arranged by ABN AMRO Bank N.V., HSBC Investment Bank plc and Lloyds Bank Plc; and

         (b) all committed bilateral facilities of the Company existing immediately prior to the Merger Date.

         "EXTERNAL NET BORROWINGS"

         means, at any time, Borrowed Monies of all members of the Group (other than Obligors) less:

         (a) Investments of any member of the Group (other than Obligors) at that time or any Investment issued by or guaranteed by any member of the Group (other than Obligors); and

         (b) Borrowed Monies of a company which becomes a Subsidiary of the Company after the date of this Agreement for a period of six months from the date it becomes a Subsidiary of the Company, so long as the principal amount outstanding of Borrowed Monies of that company does not exceed the maximum amount of Borrowed Monies capable of being incurred by that company on the date it becomes a Subsidiary of the Company.

         "FACILITY"

         means the Tranche A Facility or the Tranche B Facility and "FACILITIES" means both of them.

         "FACILITY OFFICE"

         means the office(s) notified by a Bank to the Agent:

         (a)      on or before the date it becomes a Bank; or

         (b)      by not less than five Business Days' notice,

         as the office(s) through which it will perform all or any of its obligations under this Agreement.

         "FEE LETTER"

         means a letter dated the date of this Agreement between the Arrangers and the Company or

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

--------------------------------------------------------------------------------

         the Agent and the Company setting out the amount of various fees referred to in Clause 24 (Fees).

         "FINAL MATURITY DATE"

         means:

         (a)      in the case of the Tranche A Facility:

                  (i) if the Term-Out Option has not been exercised, the date falling 364 days from the date of this Agreement; or

                  (ii) if the Term-Out Option has been exercised, the date falling no later than 30 months from the date of this Agreement; and

         (b) in the case of the Tranche B Facility, the fifth anniversary of the date of this Agreement.

         "FINANCE DOCUMENT"

         means:

         (a)      this Agreement;

         (b)      a Bill;

         (c)      a Novation Certificate;

         (d)      a Fee Letter;

         (e)      a Borrower Accession Agreement;

         (f)      a Guarantor Accession Agreement;

         (g)      the Syndication Side-Letter;

         (h)      a Syndication Agreement; or

         (i) any other document designated as such by the Agent and the Company.

         "FINANCE PARTY"

         means an Arranger, a Bank or the Agent.

         "GROUP"

         means the Company and its Subsidiaries other than the Russian JV.

         "GUARANTOR"

         means the Company or an Additional Guarantor.

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

--------------------------------------------------------------------------------

         "GUARANTOR ACCESSION AGREEMENT"

         means a letter substantially in the form of Part III of Schedule 5 with such amendments as the Agent and the Company may agree.

         "HOLDING COMPANY"

         has the meaning given to it in Section 736 of the Companies Act 1985.

         "INFORMATION MEMORANDUM"

         means any information memorandum to be prepared by or on behalf of the Company in connection with syndication of the Facilities.

         "INTEREST PAYABLE"

         means all interest, acceptance commission and other continuing, regular or periodic costs, charges and expenses in the nature of interest (whether paid, payable or capitalised but excluding any front-end fees payable in connection with this Agreement and capitalised interest treated as a development cost for a project in accordance with the accounting policies applied in connection with the Original Group Accounts) incurred by the Group during a Ratio Period, all as calculated by reference to the most recent annual or interim consolidated accounts of the Company delivered to the Agent under Clause 21.2 (Information).

         "INTEREST PERIOD"

         means each period determined in accordance with Clause 10 (Interest Periods).

         "INVESTMENTS"

         means:

         (a) any cash in hand or cash at bank to the extent that it is freely remittable to the U.K. or can lawfully be applied against Borrowed Monies;

         (b) short term deposits and money at call with a recognised bank or financial institution to the extent that it is freely remittable to the U.K. or can lawfully be applied against Borrowed Monies;

         (c) deposits made with the Commissioners of Inland Revenue in respect of which certificates of tax deposits have been issued by Her Majesty's Treasury;

         (d) the face amount of certificates of deposit issued by a bank or financial institution;

         (e) the book value of Sterling bills of exchange eligible for rediscount at the Bank of England;

         (f) any other negotiable money market instrument with a maximum maturity of 12 months or less with ratings of at least A1 granted by Standard & Poor's Corporation and P1 granted by Moody's Investors Services Inc. respectively (or, if a rating is

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

--------------------------------------------------------------------------------

                  granted by only one of these agencies, either at least A1 granted by Standard & Poor's Corporation or P1 granted by Moody's Investors Services Inc.); and

         (g) marketable debt securities issued by a sovereign entity with a rating of at least AA by Standard & Poor's Corporation or at least Aa2 by
                  Moody's Investors Services Inc.

         "LIBOR"

         means:

         (a)      the applicable Screen Rate; or

         (b) if no Screen Rate is available for the relevant currency and period, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, at or about 11.00 a.m. on the applicable Rate Fixing Day for the offering of deposits in the currency of the relevant Loan for a period comparable to its relevant Interest Period.

         "LOAN"

         means, subject to Clauses 10 (Interest Periods) and 12 (Alternative Currencies), the principal amount of each borrowing by a Borrower under this Agreement or the principal amount outstanding of that borrowing, being either a Revolving Credit Loan or a Term Loan.

         "MAJORITY BANKS"

         means, at any time:

         (a) if any Utilisation is outstanding, Banks with an aggregate outstanding Original Currency Amount of participations in Loans and Bills plus undrawn Commitments at that time of more than 66 2/3 per cent. of the aggregate Original Currency Amount of all Utilisations then outstanding plus the aggregate of the then undrawn Commitments of all the Banks; or

         (b) if no Utilisation is outstanding, Banks whose Commitments then aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately before the reduction).

         For this purpose, if there are Utilisations and/or Commitments outstanding under both Tranche A and Tranche B the Original Currency Amount of all Utilisations, and the amount of all Commitments, under Tranche A will be translated into euros at the Agent's Spot Rate of Exchange on the relevant date of determination.

         "MANDATORY COST"

         means the cost imputed to the Banks of compliance with certain requirements of the Bank of England and/or the banking supervision or other costs of the Financial Services Authority as



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

--------------------------------------------------------------------------------

         determined in accordance with Schedule 3.

         "MARGIN"

         means:

         (a) in respect of Loans under the Tranche A Facility, 1.00 per cent. per annum; and

         (b) in respect of Loans under the Tranche B Facility, subject to Clause 11.5 (Adjustment of the Margin and Acceptance Commission Rate), 0.95 per cent. per annum.

         "MARGIN CERTIFICATE"

         means a certificate substantially in the form of Schedule 8.

         "MATERIAL ADVERSE EFFECT"

         means a material adverse effect on:

         (a) the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents; or

         (b) the ability of the Company to perform and comply with its obligations under Clause 21.9 (Financial covenants).

         "MATURITY DATE"

         means the last day of the term of a Bill.

         "MERGER"

         means the merger of a subsidiary of the Company with and into the Target in accordance with the terms of the Merger Agreement.

         "MERGER AGREEMENT"

         means the agreement and plan of merger dated as of March, 2000 between the Target, a subsidiary of the Company and the Company.

         "MERGER DATE"

         means the date on which the Merger becomes effective pursuant to the terms of the Merger Agreement.

         "NET ASSETS"

         means, at any time, the gross assets of the Group less the liabilities of the Group at that time, each as determined in accordance with generally accepted accounting principles in the United Kingdom, as calculated by reference to the most recent annual or interim consolidated accounts of the Company delivered to the Agent under Clause 21.2 (Information).

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

--------------------------------------------------------------------------------

         "NET DEBT"

         means, at the end of a Ratio Period, Borrowed Monies of all members of the Group less Investments of all members of the Group, as calculated by reference to the most recent annual or interim consolidated accounts of the Company delivered to the Agent under Clause 21.2 (Information) or, for the purposes of Clause 11.5 (Adjustment of the Margin and Acceptance Commission Rate) and Clause 24.3 (Commitment fee), the Company's quarterly management information for the Group to the extent reflected in the Margin Certificate.

         "NET INTEREST PAYABLE"

         means all Interest Payable by the Group during a Ratio Period minus all interest or amounts in the nature of interest received or receivable during that Ratio Period, all as calculated by reference to the most recent annual or interim consolidated accounts of the Company delivered to the Agent under Clause 21.2 (Information).

         "NOVATION CERTIFICATE"

         has the meaning given to it in Clause 30.3 (Procedure for novations).

         "OBLIGOR"

         means a Borrower or a Guarantor.

         "ORIGINAL CURRENCY AMOUNT"

         means for a Facility:

         (a) the principal amount of a Loan denominated in the Base Currency of that Facility; or

         (b) the principal amount of a Revolving Credit Loan denominated in any other currency other than the Base Currency of that Facility or (if appropriate) a Bill translated into the Base Currency of that Facility on the basis of the Agent's Spot Rate of Exchange three Business Days before its Utilisation Date; or

         (c) in the case of a Term Loan denominated in any other currency other than the Base Currency of that Facility, the equivalent in the Base Currency of that Facility on the basis of the Agent's Spot Rate of Exchange three Business Days before its Utilisation Date.

         "ORIGINAL GROUP ACCOUNTS"

         means the audited consolidated accounts of the Group for the year ended 31st December, 1998.

         "PARTICIPATING MEMBER STATE"

         means a member state of the European Union that adopts a single currency in accordance with the Treaty.

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


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         "PARTY"

         means a party to this Agreement.

         "POTENTIAL EVENT OF DEFAULT"

         means an event or circumstance which, with the giving of notice and lapse of time as provided in Clause 22.1 (Events of Default), would be likely to constitute an Event of Default.

         "PRINCIPAL SUBSIDIARY"

         means a Subsidiary of the Company (other than the Russian JV) at any relevant date:

         (a) whose net profits after taxation attributable to the Group for the then last year or other period in respect of which accounts of such Subsidiary have been audited (and as derived by reference to such accounts) represent 10 per cent. or more of the consolidated net profits after taxation and minority interests of the Group for the then last year or other period (or proportionately if the then last accounting period of the relevant Subsidiary shall have been for a shorter period than the then last year or other period of the Group) in respect of which consolidated accounts of the Company shall have been audited; or

         (b) whose gross assets as shown by the then latest audited accounts of such Subsidiary represent 10 per cent. or more of the consolidated gross assets of the Group as derived by reference to the then last audited consolidated accounts of the Company; or

         (c) whose net assets as shown by the then latest audited accounts of such Subsidiary represent 10 per cent. or more of the Net Assets as derived by reference to the then last audited consolidated accounts of the Company; or

         (d) to which has been transferred (whether by one transaction or a series of transactions, related or not) the whole or substantially the whole of the assets of a Subsidiary of the Company which immediately prior to those transactions was a Principal Subsidiary.

         However:

         (i) a determination of whether a company which becomes a Subsidiary of the Company after the date of this Agreement is or is not a Principal Subsidiary may be made upon that company becoming a Subsidiary of the Company by reference to its latest audited accounts and the latest audited consolidated accounts of the Company;

         (ii) in the case of paragraph (d) above, the transferring Subsidiary shall, upon the transferee Subsidiary becoming a Principal Subsidiary, cease to be a Principal Subsidiary; and

         (iii) the opinion of the auditors for the time being of the Company that a Subsidiary of the Company is or is not a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Parties.

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

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         "PRESS RELEASE"

         means the press release issued on behalf of the Company in relation to the Merger.

         "QUALIFYING BANK"

         means a person which is:

         (a)      (i)      a bank as defined in section 840A of the Income and
                           Corporation Taxes Act 1988; and

                  (ii) beneficially entitled, and within the charge, to U.K. corporation tax for the purposes of section 349(3) of the Income and Corporation Taxes Act 1988 as regards any interest received by it under this Agreement; or

         (b) a Tax Treaty Bank agreed to by the Company (at its discretion).

         "RATE FIXING DAY"

         means:

         (a) the first day of an Interest Period for a Loan denominated in Sterling;

         (b) the second TARGET Business Day before the first day of an Interest Period for a Loan denominated in euros;

         (c) the second Business Day before the first day of an Interest Period for a Loan denominated in any currency other than Sterling or euros; or

         (d) such other day as is generally treated as the rate fixing day by market practice in the relevant interbank market for the currency concerned, as notified by the Agent to the other Parties by not less than 5 Business Days' notice.

         "RATIO PERIOD"

         means the preceding period of 12 months ending at the end of each financial year and each financial half-year of the Group and, for the purposes of Clause 11.5 (Adjustment of the Margin and Acceptance Commission Rate) and Clause 24.3 (Commitment fee), each of the first and third financial quarters of the Group.

         "REFERENCE BANKS"

         means, subject to Clause 30.6 (Reference Banks), the Agent, ABN AMRO Bank N.V. and Credit Suisse First Boston.

         "RELEVANT TAXES"

         means any Tax imposed, levied or assessed by or on behalf of:

         (a)      the U.K.; or

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


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         (b)      any jurisdiction from or through which a relevant Obligor
                  makes any payment under the Finance Documents;

         (c) any federation or organisation of which the U.K. or any jurisdiction referred to in paragraph (b) is a member; or

         (d)      any political sub-division or authority of any of the above.

         "REPAYMENT DATE"

         means, in relation to a Revolving Credit Loan, the last day of its Interest Period.

         "REQUEST"

         means a request made by a Borrower to utilise a Facility, substantially in the form of Schedule 4.

         "REVOLVING CREDIT LOAN"

         means a Loan drawn down or to be drawn down under the Tranche A Facility (other than a Term Loan) or under the Tranche B Facility.

         "ROLLOVER UTILISATION"

         means a requested Utilisation whose Original Currency Amount is equal or less than an outstanding Utilisation and whose Utilisation Date coincides with the Repayment Date or Maturity Date, as appropriate, of that outstanding Utilisation.

         "RUSSIAN JV"

         means PLM Beverage Can Manufacturing Z.A.O. for so long as the Company does not own directly or indirectly 90 per cent. or more of its issued share capital.

         "SCREEN RATE"

         means:

         (a) in relation to LIBOR, the average British Bankers Association Interest Settlement Rate for the relevant currency and period; and

         (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

         displayed on the appropriate page of either the Telerate or Reuters screen. If that page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Banks.

         "STERLING" or "L"

         means the lawful currency for the time being of the U.K.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         "SUBSIDIARY"

         means:

         (a) a subsidiary within the meaning of section 736 of the Companies Act 1985; and

         (b) unless the context otherwise requires, a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985.

         "SYNDICATION AGREEMENT"

         means an agreement between the then Parties and other banks and financial institutions, substantially in the form set out in the schedule to the Syndication Side-Letter, joining in those other banks and financial institutions into this Agreement under either the sub-underwriting or general syndication process.

         "SYNDICATION SIDE-LETTER"

         means the letter between the Company and the Arrangers, dated the date of this Agreement, relating to primary syndication (which will comprise both the sub-underwriting and general syndication processes).

         "TARGET"

         means American National Can Group, Inc.

         "TARGET BUSINESS DAY"

         means, in relation to a transaction involving euros, a day on which the Trans-European Automated Real-time Gross Settlement Express System (TARGET) is operating.

         "TARGET EXISTING FACILITIES"

         means the U.S.$650,000,000 five year revolving credit facility of the Target and the U.S.$650,000,000 364 day credit facility of the Target both dated 22nd July, 1999 (as subsequently amended or extended), and arranged by The First National Bank of Chicago, The Chase Manhattan Bank, ABN AMRO Bank N.V., Royal Bank of Canada, Banque Nationale de Paris, Chase Securities Inc. and Banc One Capital Markets, Inc.

         "TAX TREATY BANK"

         means a person carrying on a bona fide banking business who:

         (a) is resident (as that term is defined in the appropriate Double Taxation Treaty) in a country with which the United Kingdom has an appropriate Double Taxation Treaty giving residents of that country full exemption from United Kingdom taxation on interest; and

         (b) does not carry on business in the United Kingdom through a permanent establishment with which the indebtedness under this Agreement in respect of which the interest is paid is effectively connected.

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

--------------------------------------------------------------------------------

         "TAXES"

         includes all present and future income and other taxes, levies, imposts, deductions and charges and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof; "TAXATION" and "TAX" shall be construed accordingly.

         "TERM DATE"

         means the Tranche A Term Date or the Tranche B Term Date.

         "TERM LOAN"

         means a Tranche A Loan made after the exercise of the Term-Out Option.

         "TERM-OUT OPTION"

         means the option of the Company in Clause 5.4 (Term-Out Option) to convert the Tranche A Facility into a term loan facility.

         "TOTAL COMMITMENTS"

         means the aggregate of the Total Tranche A Commitments and the Total Tranche B Commitments.

         "TOTAL TRANCHE A COMMITMENTS"

         means the aggregate of the Tranche A Commitments of all the Banks, being U.S.$1,600,000,000 at the date of this Agreement.

         "TOTAL TRANCHE B COMMITMENTS"

         means the aggregate of the Tranche B Commitments of all the Banks, being euro 2,000,000,000 at the date of this Agreement.

         "TRANCHE A COMMITMENT"

         means:

         (a) in relation to a Bank which is a Bank on the date of this Agreement, the amount in U.S. Dollars set opposite its name in
                  Part I of Schedule 1 under the heading "Tranche A Commitment" and the amount of any other Bank's Tranche A Commitment acquired by it under Clause 30 (Changes to the Parties); and

         (b) in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of any other Bank's Tranche A Commitment acquired by it under Clause 30 (Changes to the Parties),

         to the extent not cancelled, transferred or reduced under this Agreement.

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

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         "TRANCHE A COMMITMENT PERIOD"

         means the period from the date of this Agreement up to and including the Tranche A Term Date.

         "TRANCHE A FACILITY"

         means the facility referred to in Clause 2.1(a)(i) (The Facilities).

         "TRANCHE A TERM DATE"

         means the earlier of:

         (a) if the date of the acceptance for payment of shares of common stock of the Target pursuant to and subject to the conditions of a tender offer made by a subsidiary of the Company for the Target in order to effect the Merger has not occurred, the date falling 210 days after the date of this Agreement;

         (b) the date upon which the Merger Agreement is terminated in accordance with its terms; and

         (c)      the date falling 364 days from the date of this Agreement.

         "TRANCHE B COMMITMENT"

         means:

         (a) in relation to a Bank which is a Bank on the date of this Agreement, the amount in euros set opposite its name in Part II of Schedule 1 under the heading "Tranche B Commitment" and the amount of any other Bank's Tranche B Commitment acquired by it under Clause 30 (Changes to the Parties); and

         (b) in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of any other Bank's Tranche B Commitment acquired by it under Clause 30 (Changes to the Parties),

         to the extent not cancelled, transferred or reduced under this Agreement.

         "TRANCHE B COMMITMENT PERIOD"

         means the period from the date of this Agreement up to and including the Tranche B Term Date.

         "TRANCHE B FACILITY"

         means the facility referred to in Clause 2.1(a)(ii) (The Facilities).

         "TRANCHE B TERM DATE"

         means the earlier of:

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

--------------------------------------------------------------------------------

         (a) if the date of the acceptance for payment of shares of common stock of the Target pursuant to and subject to the conditions of a tender offer made by a subsidiary of the Company for the Target in order to effect the Merger has not occurred, the date falling 210 days after the date of this Agreement;

         (b) the date upon which the Merger Agreement is terminated in accordance with its terms; and

         (c)      the Final Maturity Date for the Tranche B Facility.

         "TREATY"

         means the Treaty Establishing the European Community, being the Treaty of Rome of 25th March, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7th February, 1992 and came into force on 1st November, 1993), as amended from time to time.

         "U.K."

         means the United Kingdom of Great Britain and Northern Ireland.

         "U.S. DOLLARS" or "U.S.$"

         means the lawful currency for the time being of the United States of America.

         "UTILISATION"

         means:

         (a)      a Loan made or to be made; or

         (b)      all the Bills accepted or to be accepted on a particular date,

         following the giving by a Borrower of a Request for that Loan or those Bills.

         "UTILISATION DATE"

         means the date of the making of a Loan or the acceptance of a Bill.

1.2      CONSTRUCTION

         (a) In this Agreement, unless the contrary intention appears, a reference to:

         (i) an "AMENDMENT" includes a supplement, novation or re-enactment and "AMENDED" is to be construed accordingly;

                  "ASSETS" includes present and future properties, revenues and rights of every description;

                  an "AUTHORIZATION" includes an authorization, consent, approval, resolution, licence,
--------------------------------------------------------------------------------

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                           exemption, filing and registration;


                           a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

                           (1) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

                           (2) if an Interest Period commences on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which it is to end;

                           a "PERSON" includes any person, company, partnership, association, government, state, agency or other entity or any of its successors and assigns;

                           a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type which the person to whom it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

                  (ii) a provision of law is a reference to that provision as amended or re-enacted;

                  (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

                  (iv) a Finance Document or another document is a reference to that Finance Document or other document as amended; and

                  (v)      a time of day is a reference to London time.

         (b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

         (c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

         (d) Notwithstanding that the amount of EBITA, EBITDA, External Net Borrowings, Net Assets, Net Debt and Net Interest Payable will be derived from the latest relevant accounts, all those terms are to be calculated in accordance with the accounting principles applied in connection with the Original Group Accounts.

         2.       THE FACILITIES

         2.1      THE FACILITIES

         (a) Subject to the terms of this Agreement, the Banks agree to make available to the Borrowers the following facilities:

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

          (i) a committed multicurrency revolving credit facility (with the Term-Out Option) under which the Banks agree to make Loans to the Borrowers up to an aggregate Original Currency Amount not exceeding the Total Tranche A Commitments; and

          (ii) a committed multicurrency revolving credit and Sterling bankers' acceptance facility under which the Banks agree to make Revolving Credit Loans to (or accept Bills in Sterling drawn by) the Borrowers up to an aggregate outstanding Original Currency Amount not exceeding the Total Tranche B Commitments.

(b)        (i) The aggregate Original Currency Amount of all outstanding
               Utilisations under Tranche A shall not exceed the Total Tranche A Commitments.

          (ii) The aggregate Original Currency Amount of all outstanding Utilisations under Tranche B shall not exceed the Total Tranche B Commitments.

(c) No Bank is obliged to lend if it would cause the Original Currency Amount of the aggregate of its participations in the Loans and the Bills accepted by it under Tranche A or Tranche B to exceed its relevant Commitment.

2.2  NUMBER OF UTILISATIONS AND CURRENCIES

     Unless otherwise agreed by the Agent, no more than 30 Utilisations may be outstanding at any time and Utilisations may not be denominated in more than 10 currencies at any time.

2.3  NATURE OF A FINANCE PARTY'S RIGHTS AND OBLIGATIONS

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

3.   PURPOSE

(a)  Each Borrower shall apply each Utilisation made by it

     (i) in the case of the Tranche A Facility, towards financing or refinancing the costs of the Merger (including, without limitation, refinancing the Target Existing Facilities); and

     (ii) in the case of the Tranche B Facility, towards its general corporate purposes (including, to the extent not refinanced under sub-paragraph
          (i) above, the fees, costs and expenses associated with the Merger and refinancing of the Existing Facilities and the existing indebtedness of the Target and its Subsidiaries).

(b) Without affecting the obligations of any Borrower in any way, no Finance Party is bound to monitor or verify the application of any Utilisation.

4.   CONDITIONS PRECEDENT

4.1  DOCUMENTARY CONDITIONS PRECEDENT

(a)  No Borrower may deliver the first Request until the Agent has received:

     (i) all of the documents set out in Part I of Schedule 2, substantially in the form agreed by the Agent and the Company prior to the date of this Agreement; and

     (ii) all of the documents set out in Part II of Schedule 2.

(b) Any references to an Arranger and/or this Agreement contained in the documents referred to in sub-paragraph (a)(ii) above shall be in the form approved by the Agent (such approval not to be unreasonably withheld or delayed).

4.2  FURTHER CONDITIONS PRECEDENT

     The obligations of each Bank to participate in any Utilisation are subject to the further conditions precedent that:

     (a) on both the date of the Request and the Utilisation Date for that Utilisation no Event of Default and (except in the case of a Rollover Utilisation) no Potential Event of Default is outstanding or would result from the Utilisation; and

     (b)  the Utilisation would not cause Clause 2.1 (The Facilities) or Clause
          2.2 (Number of Utilisations and currencies) to be contravened.

5.   LOANS

5.1  COMMITMENT PERIOD

     A Borrower may borrow a Loan during the relevant Commitment Period if the Agent receives, not later than 3.00 p.m. three (or, in the case of a Loan in Sterling, one) Business Day(s) before the proposed Utilisation Date, a duly completed Request. Each Request is irrevocable and, subject to the terms of this Agreement, shall oblige the Borrower to borrow the Loan.

5.2  COMPLETION OF REQUESTS

     A Request will not be regarded as having been duly completed unless:

     (a) it specifies whether the Loan is a Loan under the Tranche A Facility or the Tranche B Facility;

     (b) the Utilisation Date is a Business Day falling on or before the final day of the relevant Commitment Period;

     (c)  the amount of the Loan is:

          (i) if the currency is euro, a minimum of euro 30,000,000 and an integral multiple of euro 5,000,000; or

          (ii) if the currency is U.S. Dollars, a minimum of U.S.$30,000,000 and an integral multiple of U.S.$5,000,000; or

          (iii) if the currency is Sterling, a minimum of L20,000,000 and an integral multiple of L5,000,000; or

          (iv) if the currency is an Alternative Currency other than Sterling or Dollars either:

               (A) such amount as the Agent and the relevant Borrower may agree; or

               (B) in the absence of such agreement, the equivalent of a minimum of euro 30,000,000 and an integral multiple of 5,000,000 units of the relevant currency, rounded on such basis as may reasonably be determined by the Agent and notified to the relevant Borrower; or

          (v)  the balance of the relevant undrawn Commitments;

     (d)  the amount selected under paragraph (c) above does not cause Clause
          2.1 (The Facilities) to be contravened;

     (e)  the currency selected complies with Clause 12 (Alternative
          Currencies);

     (f) the Interest Period selected complies with Clause 10 (Interest Periods) and does not extend beyond the relevant Final Maturity Date; and

     (g)  the payment instructions comply with Clause 14 (Payments).

5.3  ADVANCE OF LOAN

(a) The Agent shall promptly notify each Bank of the details of the requested Loan and the amount of its participation in the Loan.

(b) Subject to the terms of this Agreement, each Bank shall make its participation in the Loan available to the Agent for the Borrower on the relevant Utilisation Date.

(c) The amount of each Bank's participation in the Loan will be the proportion of the Loan which its relevant Commitment bears to the Total Tranche A Commitments or the Total Tranche B Commitments, as appropriate, on the proposed Utilisation Date.

5.4  TERM-OUT OPTION

(a) The Company may, not less than 30 days' prior to the Tranche A Term Date, give notice to the Agent to convert the Tranche A Facility into a term loan facility.

(b) With effect from the date the notice under paragraph (a) above is given to the Agent:-

     (i) the Final Maturity Date for the Tranche A Facility shall be the date falling 30 months after the date of this Agreement or such earlier date as the Company may specify in that notice; and

     (ii) Loans under the Tranche A Facility may, subject to the terms of this Agreement, be drawn down during the remainder of the Tranche A Commitment Period, but all subsequent Loans under the Tranche A Facility will be Term Loans.

6.   DRAWING OF BILLS

6.1  RECEIPT OF REQUESTS

     A Borrower may draw Bills if the Agent receives, not later than 3.00 p.m. on the Business Day before the proposed Utilisation Date, a duly completed Request.

6.2  FORM OF REQUESTS

     A Request will not be regarded as being duly completed unless:

     (a) the Utilisation Date is a Business Day before the Final Maturity Date for the Tranche B Facility;

     (b) the principal amount of the Bill is a minimum of L20,000,000 and an integral multiple of L5,000,000 or such other amount as the Agent and the Company may agree;

     (c)  only one term is specified which:

          (i) does not overrun the Final Maturity Date for the Tranche B Facility; and

          (ii) is a period of between 14 and 187 days;

     (d)  the amount selected under paragraph (c) above does not cause Clause
          2.1 (The Facilities) to be contravened; and

     (e)  the payment instructions comply with Clause 14 (Payments).

6.3  AMOUNT OF BILLS TO BE ACCEPTED BY EACH BANK

     The aggregate principal amount of the Bills to be accepted by a Bank will be the proportion of the aggregate principal amount of the Bills which its Tranche B Commitment bears to the Total Tranche B Commitments on the proposed Utilisation Date.

6.4  NOTIFICATION OF THE BANKS

     The Agent shall, not later than 5.00 p.m. on the Business Day before the proposed Utilisation Date, notify each Bank of the details of the requested Bills and the aggregate principal amount of the Bills to be accepted by it.

6.5  ACCEPTANCE OF BILLS

(a) The Agent shall, not later than 11.00 a.m. on the proposed Utilisation Date, deliver to each Bank Bills completed in accordance with Clause 7.1 (Holding and completion of Bills).

(b) Each Bank shall accept the Bills delivered to it in accordance with paragraph (a) above.

(c) The Agent shall, not later than 11.30 a.m. on the proposed Utilisation Date, notify the Borrower and each Bank of the applicable EBDR.

(d) Subject to the terms of this Agreement, each Bank shall pay to the Agent for the Borrower an amount equal to:

     (i) the amount which the Bank would have received as the proceeds of discounting if it had discounted the Bills accepted by it at the applicable EBDR; less

     (ii) acceptance commission calculated at the applicable Acceptance Commission Rate on the aggregate principal amount of those Bills.

6.6  LOANS AS AN ALTERNATIVE

(a) If the acceptance of the Bills would conflict with any limit imposed by the Bank of England on the amount of Bills a Bank can accept or, by reason of any law or regulation, it is otherwise impracticable for a Bank to accept any Bills, then it may notify the Agent accordingly.

(b) If a Bank notifies the Agent in accordance with paragraph (a) above or the Agent has notified the Company in accordance with Clause 16.4(a) (Bills), then, subject to the terms of this Agreement, the Bank or the relevant Banks (as the case may be) shall instead make a Loan under the Tranche B Facility in accordance with Clause 5 (Loans) in Sterling on the relevant Utilisation Date in a principal amount equal to the aggregate principal amount of the Bills which it would otherwise have been obliged to accept pursuant to this Clause 6 (Drawing of Bills).

7.   BILLS

7.1  HOLDING AND COMPLETION OF BILLS

(a) Unless paragraph (d) below applies, each Borrower shall ensure that the Agent has a sufficient stock of Bills before delivering any Request for a Utilisation comprising Bills.

(b)  Each Bill shall:

     (i) be drawn by the Borrower in its own favour and endorsed by it in blank;

     (ii) be undated;

     (iii) have the Maturity Date and the face amount left blank; and

     (iv) be claused in a manner which complies with the Bank of England's requirements for Eligible Bills at that time.

(c)  Subject to the terms of this Agreement, the Agent shall:

     (i)  date each Bill with its Utilisation Date;

     (ii) insert in each Bill the name of the Bank on which it is drawn, its face amount and its Maturity Date; and

     (iii) deliver the requisite number of completed Bills to the relevant Banks for acceptance in accordance with this Agreement.

(d) If a power of attorney substantially in the form of Schedule 9 given to the Agent in respect of the relevant Borrower is in effect on the relevant Utilisation Date and no notice of revocation of that power of attorney has been received by the Agent, then, notwithstanding the preceding paragraphs of this Clause 7, the Agent, for and on behalf of the relevant Borrower, shall draw, clause (so as to comply with the Bank of England's requirements for Eligible Bills current at the time), endorse (if appropriate) and deliver Bills to implement the relevant Utilisation in satisfaction of the relevant Borrower's obligations under this Clause 7.

7.2  ROUNDING OF PRINCIPAL AMOUNT OF BILLS

     The Agent may round the principal amount of the relevant Bills to be accepted by each Bank to ensure that each Bill has a principal amount of an integral multiple of L10,000, being not less than L100,000 nor more than L5,000,000.

7.3  DISCOUNTING OF BILLS

     Each Bank may arrange for a Bill accepted by it to be discounted on its behalf in the London discount market or elsewhere or discount the Bill itself.

7.4  INFORMATION RELATING TO BILLS

     Each Borrower shall, promptly on request by a Finance Party, supply to the Agent for that Finance Party any information relating to any Bill as that Finance Party may reasonably require or which may be required by the Bank of England or any other fiscal or monetary authority in the U.K.

7.5  ELIGIBLE BILLS

     A Borrower shall ensure that each Bill drawn by it and accepted by a Bank is, assuming that the relevant Bank is a bank whose acceptances are then being treated as eligible acceptances by the Bank of England, eligible for rediscounting at the Bank of England.

7.6  BILLS

     (a) Any Bills delivered to the Agent under Clause 7.1(a) (Holding and completion of Bills) shall be held for the Company's account. In keeping and handling Bills under this Agreement the Agent shall use all reasonable care.

     (b) The Agent shall indemnify each Borrower from any loss or liability arising from:

          (i) any failure by the Agent to comply with its obligations under paragraph (a) above; or

          (ii) any unauthorised completion or use by the Agent, its officers, agents or employees of any Bill.

8.   REPAYMENT

8.1  REPAYMENT OF TERM LOANS

     Each Borrower shall repay in full each Term Loan made to it on the Final Maturity Date for the Tranche A Facility.

8.2  REPAYMENT OF REVOLVING CREDIT LOANS

     Each Borrower shall repay in full each Revolving Credit Loan made to it on its Repayment Date.

8.3  PAYMENT OF BILLS

     Each Borrower shall pay an amount equal to the principal amount of each Bill drawn by it on its Maturity Date to the Agent for the Bank that accepted that Bill.

9.   PREPAYMENT AND CANCELLATION

9.1  AUTOMATIC CANCELLATION

(a) The undrawn Tranche A Commitment of each Bank shall be automatically cancelled at the close of business in London on the Tranche A Term Date.

(b) The Tranche B Commitment of each Bank shall be automatically cancelled at the close of business in London on the Tranche B Term Date.

9.2  VOLUNTARY CANCELLATION

(a) The Company may, by giving not less than 5 Business Days' prior notice to the Agent, at any time prior to the relevant Term Date, cancel the unutilised portion of the Total Tranche A Commitments or the Total Tranche B Commitments, as appropriate, in whole or in part (but, if in part, in a minimum of U.S.$15,000,000 or euro 15,000,000 (as applicable) and an integral multiple of U.S.$5,000,000 or euro 5,000,000 (as applicable)).

(b) Any cancellation in part shall be applied against the relevant Commitment of each Bank pro rata.

9.3  VOLUNTARY PREPAYMENT

(a) A Borrower may, by giving not less than 5 Business Days' prior notice to the Agent and subject to Clause 27.2(b) (Other indemnities), prepay any Loan in whole or in part (but, if in part, in a minimum amount of U.S.$15,000,000 or euro 15,000,000 and an integral multiple of U.S.$5,000,000 or euro 5,000,000 or, if the Loan is denominated in an Alternative Currency, an integral multiple of 1,000,000 of the largest currency unit of that Alternative Currency but at least the equivalent of U.S.$15,000,000 or euro 15,000,000).

(b) A Borrower may, by giving not less than 5 Business Days' prior notice to the Agent, prematurely comply with its obligations under Clause 8.3 (Payment of Bills).

9.4  ADDITIONAL RIGHT OF PREPAYMENT AND CANCELLATION

     If:

     (a) an Obligor is required to pay to a Bank any additional amounts under Clause 15 (Taxes); or

     (b) an Obligor is required to pay to a Bank any amount under Clause 17 (Increased costs); or

     (c) interest on a Bank's participation in a Loan is being calculated in accordance with Clause 16.3(d) (Alternative basis),

          then, without prejudice to the obligations of any Obligor under those Clauses, the Company may, whilst the circumstances giving rise to the requirement continue, serve a notice of prepayment and cancellation on that Bank through the Agent. On the date falling five Business Days after the date of service of the notice and subject to Clause 27.2(b) (Other indemnities):

     (i) each Borrower shall prepay that Bank's participation in all the Loans made to it;

     (ii) each Borrower shall perform its obligations under Clause 8.3 (Payment of Bills) in respect of all outstanding Bills accepted by that Bank; and

     (iii) the Commitments of that Bank shall be cancelled.

9.5  MANDATORY PREPAYMENT OR CANCELLATION FOLLOWING DISPOSAL OR REFINANCING

(a) From the date of this Agreement until such date as a Compliance Certificate is delivered which shows that the ratio of Net Debt to EBITDA as calculated in accordance with Clause 21.9 (Financial covenants) is less than or equal to 2:1, the Company shall apply at least 90 per cent. of the Net Proceeds of any Relevant Disposal or Relevant Refinancing in prepayment of the Loans under the Tranche A Facility.

(b) Any prepayment under paragraph (a) above will be made on the last day of the then current Interest Period(s) for the Loans under the Tranche A Facility. On the date(s) of that prepayment, the Total Tranche A Commitments will be cancelled by an amount equal to the amount prepaid. Any such cancellation shall be applied against the Tranche A Commitments of each Bank on a pro rata basis.

(c) Notwithstanding paragraph (a) above, the Company shall only apply the Net Proceeds of any Relevant Disposal or Relevant Refinancing in accordance with paragraph (a) above:

     (i) if the Net Proceeds of that Relevant Disposal or Relevant Refinancing exceed U.S.$50,000,000 (or its equivalent) or the Relevant Disposal is one which the Company is required to make as a condition of the EU Anti-trust Clearance; and

     (ii) if application in whole would result in the ratio of Net Debt to EBITDA being less than 2:1, to the extent necessary to ensure that, after so applying that part of those Net Proceeds, the ratio of Net Debt to EBITDA is equal to 2:1 calculated as described in Clause 11.5(a) (Adjustment of the Margin and Acceptance Commission
          Rate).

(d) For the purpose of this Clause 9.5 and Clause 11.5 (Adjustment of the Margin and Acceptance Commission Rate):

     (i) "RELEVANT DISPOSAL" means the disposal of any asset or business (whether by way of a share or asset sale) of a member of the Group other than the currently envisaged sale of its printing sector;

     (ii) "RELEVANT REFINANCING" means a raising of external debt finance by a member of the Group in the capital markets or by way of a private placement where the borrowing under that transaction has a maturity of greater than one year; and

     (iii) "NET PROCEEDS" means the proceeds of a Relevant Disposal or Relevant Refinancing received by the relevant member of the Group after the date of this Agreement less all directly related expenses, fees, taxes and reserves.

(e) The Company shall ensure that, if the Net Proceeds of a Relevant Disposal or Relevant Refinancing received by the Group which are still to be applied in prepayment under this Clause 9 exceed at any time U.S.$200,000,000 in aggregate, those Net Proceeds will, within three Business Days of receipt, be placed on account with all or any of the Arrangers or their Affiliates until application towards prepayment under this Clause 9.

9.6  MITIGATION

     If, in respect of any Bank, circumstances arise which would, or would on the giving of notice, result in:

     (a)  any additional amounts becoming payable under Clause 15 (Taxes); or

     (b)  any amount becoming payable under Clause 17 (Increased costs); or

     (c) any prepayment, early payment or cancellation under Clause 18 (Illegality),

     then, without in any way limiting, reducing or otherwise qualifying the obligations of any Obligor under this Agreement and without prejudice to the terms of those Clauses, that Bank shall, in consultation with, and at the expense of, the Company through the Agent and to the extent that it can do so lawfully, take such reasonable steps as may be open to it to mitigate or remove such circumstances, including (without limitation) the transfer of its rights and obligations under this Agreement to another branch or an Affiliate or another bank or financial institution nominated by the Company, unless to do so might (in the reasonable opinion of the Bank) be prejudicial to it.

9.7  EARLY PAYMENT OF BILLS

     If a Borrower complies prematurely with its obligations under Clause 8.3 (Payment of Bills) in respect of a Bill, it will only be obliged to pay to each relevant Bank an amount (calculated by the Agent) as would be necessary to ensure that the Bank would receive on the original Maturity Date of the Bill the face amount of the Bill, assuming that the amount received was deposited on the Business Day following receipt of that amount from (and including) that date up to (but excluding) the original Maturity Date accruing interest at a normal commercial rate.

9.8  MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to Clause 27.2 (Other indemnities), without premium or penalty.

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) Subject to the terms of this Agreement, Revolving Credit Loans prepaid under Clause 9.3 (Voluntary prepayment) prior to the relevant Final Maturity Date may subsequently be reborrowed.

(e) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

(f) Except as permitted by paragraph (d) above and without prejudice to the right of a Borrower to re-borrow or re-draw amounts repaid under Clause 8.2 (Repayment of Revolving Credit Loans) or 8.3 (Payment of Bills), no amount repaid or prepaid under this Agreement may subsequently be re-borrowed (including any amount prepaid under Clause 9.5 (Mandatory prepayment or cancellation following disposal or refinancing)).

10.  INTEREST PERIODS

10.1 SELECTION

(a)  (i) Each Term Loan will have successive Interest Periods.

     (ii) Each Revolving Credit Loan has one Interest Period only.

(b) A Borrower may select the Interest Period for a Revolving Credit Loan in the relevant Request. Each Interest Period for a Revolving Credit Loan will commence on its Utilisation Date.

(c) A Borrower may select the Interest Period for a Term Loan in the relevant Request or, if the Term Loan has been borrowed, in a notice received by the Agent not later than 3.00 p.m. three (or, in the case of Sterling, one) Business Day(s) before the commencement of that Interest Period. Each Interest Period for a Term Loan (other than the first which shall commence on its Utilisation Date) shall commence on the expiry of its preceding Interest Period.

(d) Subject to the following provisions of this Clause 10, each Interest Period will be one, two, three or six months or any other period agreed by the relevant Borrower and the Agent.

(e) If the Borrower fails to select an Interest Period for a Term Loan in accordance with paragraph (b) above, that Interest Period will, subject to the other provisions of this Clause

     10, be three months.

10.2 NON-BUSINESS DAYS

     If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.3 COINCIDENCE WITH FINAL MATURITY DATES

     If an Interest Period for a Loan would otherwise overrun the relevant Final Maturity Date, it will be shortened so that it ends on that Final Maturity Date.

10.4 OTHER ADJUSTMENTS

     The Agent (after consultation with the Banks) and the Company may enter into such other arrangements as they may agree for the adjustment of Interest Periods and the consolidation and/or splitting of Loans.

10.5 NOTIFICATION

     The Agent shall notify the relevant Borrower and the Banks of the duration of each Interest Period promptly after ascertaining its duration.

11.  INTEREST

11.1 INTEREST RATE

     The rate of interest on each Loan for each of its Interest Periods is the rate per annum determined by the Agent to be the aggregate of the applicable:

     (a)  Margin;

     (b)  LIBOR or, in the case of a Loan in euros, EURIBOR; and

     (c)  Mandatory Cost.

11.2 DUE DATES

     Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the relevant Borrower on the last day of each Interest Period for that Loan and also, if the Interest Period is longer than six months, on the dates falling at six monthly intervals after the first day of that Interest Period.

11.3 DEFAULT INTEREST

(a) (i) If an Obligor fails to pay any amount payable by it under the Finance Documents, it shall forthwith on demand by the Agent pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "DEFAULT RATE") determined by the Agent to be one per cent. per annum above, subject to sub-paragraph (ii) below, the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for such successive Interest Periods of such duration as the Agent may determine having due regard to the likely date for payment of the overdue amount (each a "DESIGNATED INTEREST PERIOD").

     (ii) If the overdue amount is a principal amount of a Loan and it becomes due and payable prior to the last day of an Interest Period for that Loan, then:

          (1) the first Designated Interest Period for that overdue sum will be the unexpired portion of that Interest Period; and

          (2) the rate of interest on the overdue amount for that first Designated Interest Period will be one per cent per annum above the rate on the overdue amount under Clause 11.1 (Interest rate) immediately before the due date.

          After the expiry of the first Designated Interest Period for that overdue amount, the rate on the overdue amount will be calculated in accordance with sub-paragraph (i) above.

(b) The default rate will be determined by the Agent on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Interest Period, as appropriate.

(c) If, for any Designated Interest Period, LIBOR cannot be determined, the rate of interest applicable to any overdue amount shall be the aggregate of one per cent. per annum, the applicable Margin and the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards to the nearest four decimal places) of the rates notified by each Reference Bank to the Agent before the last day of the Designated Interest Period to be those which express as a percentage rate per annum the cost to it of funding from whatever source it may reasonably select its portion of the overdue amount for the Designated Interest Period.

(d) Default interest will be compounded at the end of each Designated Interest Period.

11.4 NOTIFICATION OF RATES OF INTEREST

     The Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

11.5 ADJUSTMENT OF THE MARGIN AND ACCEPTANCE COMMISSION RATE

(a) After the Merger Date, the Company shall deliver to the Agent no later than 30 days after:

     (i) in the case of the second and final financial quarters of the Group, the publication of its interim or preliminary results (as appropriate);

     (ii) the end of the first and third financial quarters of the Group;

     (iii) a Relevant Disposal (as defined in Clause 9.5(d) (Mandatory prepayment or cancellation following disposal)) if the Net Proceeds of that Relevant Disposal exceed U.S.$50,000,000 (or its equivalent);

     (iv) any equity issue to persons (other than members of the Group) by any member of the Group which is used to permanently reduce Net Debt or is earmarked to permanently reduce Net Debt; or

     (v) the date of an acquisition funded by an equity issue to persons (other than members of the Group) by any member of the Group,

     a Margin Certificate signed by an authorised signatory of the Company for the purposes of calculating whether the Margin or the Acceptance Commission Rate is to be adjusted in accordance with this Clause 11.5. In the case of a Margin Certificate under paragraph (iii)-(v), the Company may opt not to send a Margin Certificate if the Relevant Disposal, equity issue or acquisition occurs within thirty days of the end of a financial quarter. A Margin Certificate delivered under sub-paragraphs (ii) - (v) above shall be based on the financial information relating to the Ratio Period ending on the most recent financial quarter of the Group, but adjusted to reflect the pro forma effect of the Relevant Disposals and/or equity issues and/or acquisitions which have occurred since the end of that Ratio Period.

(b) Following delivery of the first Margin Certificate, the Margin and Acceptance Commission Rate for the Tranche B Facility will be adjusted as appropriate by reference to the ratio of Net Debt to EBITDA for the relevant Ratio Period as set out in the most recent Margin Certificate as follows:

                   NET DEBT: EBITDA                   MARGIN/ACCEPTANCE COMMISSION RATE
                                                               (PER CENT. PER ANNUM)

      Above 3:1                                                        0.95
      less  than or  equal  to 3:1  but  greater                       0.85
      than 2.5:1
      less  than or equal to 2.5:1  but  greater                       0.70
      than or equal to 2:1
      less than 2:1                                                    0.55

(c) Subject to paragraph (d) below, the adjustment (if any) specified in paragraph (b) above will apply in the case of each subsequent Utilisation under the Tranche B Facility from its Utilisation Date.

(d) Notwithstanding paragraph (c) above, if the accounts of the Company delivered under Clause 21.2 (Information) for the relevant period show a different ratio of Net Debt to EBITDA than that in the corresponding Margin Certificate, then the Company shall deliver a revised Margin Certificate which will be used to determine the relevant Margin. If this would result in a different Margin, then the different Margin will apply from the date it would have applied if the initial Margin Certificate had shown the same ratio as the revised Margin Certificate. If necessary, the Company will promptly pay such amount as the Agent may require to correct the difference or, as the case may be, the Agent will deduct the amount of any overpayment of Margin by a Borrower from the next interest payment due from that Borrower.

12.  ALTERNATIVE CURRENCIES

12.1 SELECTION

(a)  A Borrower may select the currency of a Loan in the relevant Request.

(b)  The currency of each Loan must be a Base Currency or an Alternative
     Currency.

(c) The Agent shall notify each Bank and the relevant Borrower of the Original Currency Amount of each Loan denominated in an Alternative Currency and the applicable Agent's Spot Rate of Exchange promptly after they are ascertained.

12.2 REVOCATION OF CURRENCY

     If, before 9.30 a.m. on any Rate Fixing Day for a Loan denominated in an Alternative Currency (other than euros, Sterling or Dollars), the Agent receives notice from a Bank that:

     (a) it is impracticable for that Bank to fund its participation in the Loan in the relevant Alternative Currency during that Interest Period in the ordinary course of business in the London interbank market; and/or

     (b) the use of the proposed Alternative Currency would contravene any law or regulation,

     the Agent shall give notice to the relevant Borrower and to the Banks to that effect before 11.00 a.m. on that day. In this event:

     (i) the Borrower and the Banks may agree that the drawdown will not be made; or

     (ii) in the absence of agreement, that Bank's participation in the Loan (or if more than one Bank is similarly affected, those Banks' participations in the Loan) shall be treated as a separate Loan denominated in the relevant Base Currency during that Interest Period.

13.  AMOUNT OF ALTERNATIVE CURRENCIES

13.1 TERM LOANS

     A Term Loan is to be denominated in the same currency until the Final Maturity Date for the Tranche A Facility.

13.2 SAME ALTERNATIVE CURRENCY

     If a Term Loan is to be continued during its next Interest Period in the same Alternative Currency as that in which it is denominated during its current Interest Period, no adjustment need be made to the amount of that Term Loan.

13.3 NOTIFICATION

     The Agent shall notify the Banks and the relevant Borrower of Alternative Currency amounts (and the applicable Agent's Spot Rate of Exchange) promptly after they are ascertained.

14.  PAYMENTS

14.1 PLACE

     All payments by an Obligor or a Bank under the Finance Documents shall be made to the Agent to its account at such office or bank:

     (a) in the principal financial centre of the country of the relevant currency (other than euros); or

     (b) in the case of euros, in the principal financial centre of a Participating Member State or London,

     as it may notify to that Obligor or Bank for this purpose. Notwithstanding the above, all payments by the Company to the Arrangers under Clauses 24
     (Fees) and 25 (Expenses) shall be made direct to the Arrangers in the manner agreed by the Arrangers and the Company. A payment by an Obligor under the Finance Documents to the Agent in accordance with this Clause constitutes a good discharge of that Obligor's obligations.

14.2 FUNDS

     Payments under the Finance Documents to the Agent shall be made for value on the due date in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

14.3 DISTRIBUTION

(a) Each payment received by the Agent under the Finance Documents for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank:

     (i) in the principal financial centre of the country of the relevant currency (other than euros); or

     (ii) in the case of euros, in the principal financial centre of a Participating Member State or London,

     as it may notify to the Agent for this purpose by not less than five Business Days' prior notice.

(b) If the relevant Obligor agrees, the Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand by the Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent to reflect its cost of funds.

14.4 CURRENCY

(a) A repayment or prepayment of a Loan or any part of a Loan is payable in the currency in which the Loan is denominated on its due date.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) Amounts payable in respect of costs, expenses and taxes and the like are payable in the currency in which they are incurred.

(d) Any other amount payable under the Finance Documents is, except as otherwise provided in this Agreement, payable in euros.

(e) (i) All Loans requested in the currency of a Participating Member State shall, subject to the terms of this Agreement, be made in euros; and

     (ii) payments by the Agent to the Banks in the currency of a Participating Member State shall be made in euros.

14.5 SET-OFF AND COUNTERCLAIM

     All payments made by an Obligor under the Finance Documents shall be made without set-off or counterclaim.

14.6 NON-BUSINESS DAYS

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

14.7 PARTIAL PAYMENTS

(a) If the Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Agent shall apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

     (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

     (ii) SECONDLY, in or towards payment of any commitment fee due under Clause
          24.3 (Commitment fee) but unpaid;

     (iii) THIRDLY, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

     (iv) FOURTHLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

     (v) FIFTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs (a)(ii) to (v) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

15.  TAXES

15.1 GROSS-UP

     All payments by an Obligor under the Finance Documents shall be made without any deduction and free and clear of and without any deduction for or on account of any Relevant Taxes, except to the extent that the Obligor is required by law to make payment subject to any Relevant Taxes. If any Relevant Tax, or amounts in respect of Relevant Tax, must be deducted from any amounts payable or paid by an Obligor, or paid or payable by the Agent to a Bank, under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to Relevant Tax.

15.2 TAX RECEIPTS

     All Relevant Taxes required by law to be deducted by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, within 30 days of the payment being made, deliver to the Agent for the relevant Bank appropriate evidence that the payment has been duly remitted to the appropriate authority.

15.3 QUALIFYING BANKS

(a) (i) Subject to paragraph (b) below, if a Bank is not or ceases to be a Qualifying Bank, no Obligor incorporated in the U.K. will be liable to pay to that Bank under Clause 15.1 (Gross-up), any amount in respect of taxes levied or imposed by the U.K. or any taxing authority of or in the U.K. in excess of the amount it would have been obliged to pay if that Bank had been, or had not ceased to be, a Qualifying Bank; or

     (ii) No Obligor incorporated in the U.K. will be liable to pay to a Tax Treaty Bank under Clause 15.1 (Gross-up) any amount in respect of taxes levied or imposed in the U.K. or any taxing authority of or in the U.K. in excess of the amount it would have been obliged to pay if the Financial Intermediaries and Claims Office of the Inland Revenue had determined that it was entitled to receive payments of interest under this Agreement without deduction or withholding in respect of any Tax.

(b) Paragraph (a)(i) above does not apply if a Bank ceases to be a Qualifying Bank as a result of the introduction of, change in, or any change in the interpretation, administration or application of, any law or regulation or any practice or concession of the U.K. Inland Revenue occurring after the date of this Agreement.

(c) (i) Each Bank represents and warrants to each Obligor incorporated in the U.K. that it is a Qualifying Bank. Subject to sub-paragraph (iii) below, this representation and warranty shall be deemed to be repeated by each Bank on each date on which it participates in the making of a Loan and on each date on which any payment of interest in respect of any Loan is due to be made to it pursuant to this Agreement.

     (ii) If the Income and Corporation Taxes Act 1988 is amended or repealed or there is any change in its interpretation, the Agent may, after consultation with the Company, amend this representation to reflect the amendment or repeal of that Act or change in interpretation.

     (iii) If the Income and Corporation Taxes Act 1988 is amended or repealed, or there is a change in interpretation, in a manner which requires an amendment to the representation under sub-paragraph (i) above, no Bank is obliged to make the representation unless and until the representation is amended in a manner acceptable to the Bank.

(d) Each Finance Party shall cooperate with the relevant Obligor and the Agent in respect of any application to the relevant revenue authorities by the completion and execution (as soon as reasonably practicable following a request from the Obligor or the Agent) of such certificates, claim forms or other documentation as:

     (i) the Finance Party is reasonably able to complete and execute without incurring any significant administrative burden on its part; and

     (ii) the Obligor or the Agent reasonably requests for the purpose of enabling the Obligor or the Agent to obtain authorisation from the relevant revenue authorities to make interest payments in full without deduction or withholding of Tax.

(e) No additional amount shall be payable pursuant to Clause 15.1 (Gross-up) in respect of any deduction or withholding for or on account of Tax which would not have been required to be deducted or withheld if the person to whom that payment was made had complied with the obligations assumed by it under paragraph (d) above.

15.4 REIMBURSEMENT OF TAX CREDITS

     If:

     (a)  an Obligor pays any additional amount (a "TAX PAYMENT") under Clause
          15.1 (Gross-up); and

     (b) a Bank effectively obtains a refund of Tax, or credit against Tax on its overall net income, by reason of that Tax Payment (a "TAX CREDIT"); and

     (c) that Bank is able to identify such Tax Credit as being attributable to the Tax Payment,

     then the Bank shall reimburse to the relevant Obligor such proportion of such Tax Credit as will leave the Bank, after that reimbursement, in no better or worse position than it would have been in if such Tax Payment had not been required. Each Bank shall use its reasonable endeavours to claim any Tax Credit which may be due to it unless to do so might be prejudicial to it. No Bank is obliged to disclose any information regarding its tax affairs or computations to any Obligor.

16.  MARKET DISRUPTION

16.1 ABSENCE OF QUOTATIONS

     If LIBOR or EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply an offered rate by 11.30 a.m. (local time) on the relevant Rate Fixing Day, the applicable LIBOR or EURIBOR shall, subject to Clause 16.2 (Market disruption), be determined on the basis of the quotations of the remaining Reference Banks.

16.2 MARKET DISRUPTION

     If:

     (a) LIBOR or EURIBOR is to be determined by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 11.30 a.m. (local time) on the Rate Fixing Day or the Agent otherwise determines that adequate and fair means do not exist for ascertaining LIBOR or EURIBOR; or

     (b) the Agent receives notification from Banks whose participations in a Loan exceed 50 per cent. of that Loan that, in their opinion, by reason of factors affecting the relevant interbank market generally:

          (i) matching deposits may not be available to them in the relevant interbank market in the ordinary course of business to fund their participations in that Loan for the relevant Interest Period; or

          (ii) the cost to them of matching deposits in the relevant interbank market would be in excess of the relevant LIBOR or EURIBOR, as appropriate, for the relevant Interest Period,

     the Agent shall promptly notify the relevant Borrower and the Banks of the fact and that this Clause 16 is in operation.

16.3 ALTERNATIVE BASIS

     If a notification under Clause 16.2 (Market disruption) applies:

     (a) (i) in the case of a Loan which has not been made, and unless the relevant Borrower notifies the Agent to the contrary before close of business on the day it received the notification under Clause
               16.2 (Market disruption), the Loan shall still be made but it shall be denominated (at the option of the Agent) in euros, Sterling or Dollars (or a combination thereof), shall have an Interest Period of one month and the interest payable on that Loan shall be determined in accordance with this Clause 16.3; and

          (ii) in the case of a Term Loan which has been made, the Loan shall continue but it shall have an Interest Period of one month and the interest payable on that

               Loan shall be determined in accordance with this Clause 16.3;

(b) within five Business Days of receipt of the notification for a Loan under Clause 16.2 (Market disruption), the Company and the Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding applicable to that Loan;

(c) any alternative basis agreed under paragraph (b) above shall be, with the prior consent of all the Banks, binding on all the Parties;

(d) if no alternative basis is agreed each Bank shall (through the Agent) certify on or before 10.00 a.m. on the last day of the Interest Period (in respect of a Loan in Sterling) or 10.00 a.m. on the second Business Day before the last day of the Interest Period (in respect of a Loan in euros or an Alternative Currency other than Sterling) to which the notification relates an alternative basis for maintaining its participation in that Loan;

(e) any alternative basis under paragraph (b) or (d) above may include an alternative method of fixing the interest rate, alternative Interest Periods or alternative currencies but it must reflect the cost to each Bank of funding its participation in the Loan from whatever sources it may select in order to provide the relevant Borrower with funds on as economic a basis as is practicable (having regard to the sources then known to the Bank) plus the applicable Margin plus any applicable Mandatory Cost;

(f) each alternative basis so certified shall be binding on the Obligors and each certifying Bank and treated as part of this Agreement; and

(g) the Agent and the Company shall consult in good faith following any significant change in market conditions with a view to returning to the normal provisions of this Agreement.

16.4 BILLS

(a)  If, in relation to any Bills:

     (i) the Agent determines that adequate and fair means do not exist for ascertaining the applicable EBDR; or

     (ii) the Agent determines that the Bills do not comply with the then current Bank of England regulations for Sterling bankers' acceptances,

     the Agent shall promptly notify the Company and the relevant Banks of the fact that this Clause 16.4 is in operation.

(b)  After any notification under paragraph (a) above:

     (i)  the relevant Bills shall not be accepted; and

     (ii) in the case of sub-paragraph (a)(i) above, no further Requests for Bills may be delivered until the Agent notifies the Company that it is once again able to determine the EBDR.

17.  INCREASED COSTS

17.1 INCREASED COSTS

(a) Subject to Clause 17.2 (Exceptions), the Company shall within 14 days of demand by a Bank pay to that Bank the amount of any increased cost incurred by it or its Holding Company as a result of:

     (i) the introduction of, or any change in, or any change in the interpretation or application of any law or regulation; or

     (ii) compliance with any regulation made after the date of this Agreement,

     including any law or regulation relating to taxation, or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control.

(b)  In this Agreement "INCREASED COST" means:

     (i) an additional cost incurred by a Bank or its Holding Company as a result of having entered into, or performing, maintaining or funding its obligations under, this Agreement; or

     (ii) that portion of an additional cost incurred by a Bank or its Holding Company in making, funding or maintaining all or any advances comprised in a class of advances formed by or including that Bank's participations in the Loans made or to be made under this Agreement as is attributable to that Bank making, funding or maintaining those participations; or

     (iii) a reduction in any amount payable to a Bank or its Holding Company or the effective return to a Bank or its Holding Company under this Agreement or (to the extent that it is attributable to this Agreement) on its capital.

(c) Each Bank shall notify the Company promptly upon it becoming aware of any increased cost incurred (or which is reasonably likely to be incurred) by it or its Holding Company.

17.2 EXCEPTIONS

     Clause 17.1 (Increased costs) does not apply to any increased cost:

     (a)  compensated for by the payment of the Mandatory Cost; or

     (b)  referred to in Clause 15 (Taxes); or

     (c) attributable to tax on the overall net income of a Bank or its Holding Company; or

     (d)  which is referable to wilful default by a Bank or its Holding Company.

     17.3 ECB COST

         The Company shall within 14 days of demand by a Bank pay to that Bank the amount of the cost of compliance by it with the reserve asset requirements of the European Central Bank which is referable to this Agreement.

18.  ILLEGALITY

     If it is or becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation, then:

(a)  that Bank may notify the Company through the Agent accordingly; and

     (b)  (i)   each Borrower shall forthwith or (if later) on the latest
                date(s) permitted by the relevant law prepay the participations of that Bank in all the Loans made to it;

          (ii) each Borrower's obligations under Clause 8.3 (Payments of Bills) in respect of Bills accepted by that Bank shall immediately or (if later) on the latest date(s) permitted by the relevant law become due for performance and that Borrower shall immediately perform those obligations; and

          (iii) the Commitments of that Bank shall forthwith or (if later) on the latest date(s) permitted by the relevant law be cancelled.

19.  GUARANTEE

19.1 GUARANTEE

     Each Guarantor irrevocably and unconditionally:

     (a) as principal obligor guarantees to each Finance Party prompt performance by each Borrower of all its obligations under the Finance Documents;

     (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the relevant Guarantor shall within 5 Business Days of demand by the Agent pay that amount as if that Guarantor instead of the relevant Borrower were expressed to be the principal obligor; and

     (c) indemnifies as primary obligor each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by that Guarantor is or becomes unenforceable, invalid or illegal.

19.2 CONTINUING GUARANTEE

     This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrowers under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3 REINSTATEMENT

(a) Where any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of a Guarantor under this Clause 19 shall continue as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration if it has received legal advice to this effect.

19.4 WAIVER OF DEFENCES

     The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 19 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

     (a) any time or waiver granted to, or composition with, any Obligor or other person;

     (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

     (d) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 19 shall include each variation or replacement;

     (e) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the Company's obligations under this Clause 19 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

     (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of each Guarantor's obligations under this Clause 19 be construed as if there were no such circumstance.

19.5 IMMEDIATE RECOURSE

     Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19.

19.6 APPROPRIATIONS

     Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

     (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

     (b) hold in a suspense account any moneys received from a Guarantor or on account of that Guarantor's liability under this Clause 19, and interest will accrue on those moneys at the rate payable by the relevant Borrower on the corresponding amount outstanding under this Agreement.

     19.7 NON-COMPETITION

     Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, no Guarantor shall, after a claim has been made or by virtue of any payment or performance by it under this Clause 19:

     (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor's liability under this Clause 19;

     (b) claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

     (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor,

     unless the Agent otherwise directs. Each Guarantor shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 19.7 or as directed by the Agent.

19.8 ADDITIONAL SECURITY

     This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

20.  REPRESENTATIONS AND WARRANTIES

20.1 REPRESENTATIONS AND WARRANTIES

(a) Each Obligor makes the representations and warranties set out in this Clause 20.2 (Status) to 20.6 (Consents) inclusive to each Finance Party on the date of this Agreement.

(b)  The Company makes the representations and warranties set out in this Clause
     20.7 (Accounts) to Clause 20.10 (No default) inclusive to each Finance Party on the date of this Agreement.

20.2 STATUS

     It is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

20.3 POWERS AND AUTHORITY

     It has the corporate power to enter into and perform its obligations under the Finance Documents to which it is a party and has taken all necessary corporate action to authorise the entry into and performance of its obligations under those Finance Documents.

20.4 LEGAL VALIDITY

     This Agreement constitutes, and each other Finance Document to which it is a party (when executed in accordance with the terms of this Agreement) will constitute, its legal, valid, binding and enforceable obligation (subject to the qualifications as to matters of law only expressed in any legal opinion delivered to the Agent pursuant to this Agreement).

20.5 NON-CONFLICT

     The entry into and performance of each Finance Document does not and will not conflict with:

     (a) any applicable law or regulation or any applicable official or judicial order in the jurisdiction of its incorporation;

     (b)  its constitutional documents; or

     (c) any document to which it is a party or which is binding upon it or any of its assets.

20.6 CONSENTS

     All applicable material authorisations required in the jurisdiction of its incorporation by it in connection with the entry into, performance, validity and enforceability of each Finance Document to which it is a party and the transactions contemplated by each such Finance Document have been obtained or effected and are in (or will at the relevant time be) full force and effect.

20.7 ACCOUNTS

     The audited consolidated accounts of the Company most recently delivered to the Agent (which, at the date of this Agreement, are the audited consolidated accounts for the financial year of the Group ended 31st December, 1998):

     (a) have been prepared in accordance with accounting principles and standards generally accepted in the U.K. and consistently applied or (if not consistently applied) are accompanied by details of the inconsistencies; and

     (b) give a true and fair view of consolidated financial condition of the Company as at the date to which they were drawn up.

20.8 LITIGATION

     Save as disclosed to the Agent at the date of this Agreement, no litigation, arbitration or administrative proceedings has been commenced or, to its knowledge, is threatened or pending against any member of the Group which would be reasonably likely to have a Material Adverse Effect.

20.9 FINANCIAL CONDITION

     There has been no material adverse change, as at the date of this Agreement, in the consolidated financial condition of the Company taken as a whole from that shown in the audited consolidated accounts of the Company for the year ended 31st December, 1998.

20.10 NO DEFAULT

     No Event of Default or (unless this representation is being repeated or deemed to be repeated on the date of a Request or a Utilisation Date in respect of a Rollover Utilisation) Potential Event of Default has occurred and is continuing.

20.11 REPETITION

     The representations set out in this Clause 20 shall survive the execution of this Agreement and (unless the representation or warranty is specifically expressed to be given only at the date of this Agreement) shall be deemed to be repeated on each Utilisation Date by the Company and on the first day of each Interest Period, with reference to the facts and circumstances then subsisting, as if made at each such time.

21.  UNDERTAKINGS

21.1 DURATION

     The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force, except that Clauses 21.7 (Negative pledge), 21.8 (Disposals) and 21.12 (Environmental Laws) to 21.14 (Insurance) inclusive will not apply to the Target or any of its Subsidiaries during the Clean-up Period.

21.2 INFORMATION

     The Company shall supply to the Agent in sufficient copies for all the Banks in respect of the items referred to in paragraphs (a) and (b) below and in sufficient copies for all the Banks in respect of the items referred to in paragraphs (c) and (d) below if the Agent so requests:

     (a) as soon as practicable (and in any event within 180 days after the close of each of its financial years), the audited consolidated accounts of the Company and the annual accounts of each Obligor for that year;

     (b) as soon as practicable (and in any event within 120 days of the end of the first half of each of its financial years), the financial information relating to the Company and its Subsidiaries for that half-year in the form required to be produced by the London Stock Exchange and in substantially the same form as previously provided under this Agreement or (if not) with details of the changes;

     (c) all notices or other documents despatched by the Company to the Company's shareholders (or any class thereof) as soon as practicable after the same are despatched; and

     (d) as soon as practicable, such further available information regarding the financial condition and operations of the Company or the Group which is material for evaluation of any Obligor's ability to perform its obligations under the Finance Documents, as the Agent may reasonably request.

21.3 NOTIFICATION OF DEFAULT

     The Company shall notify the Agent of any Event of Default and of any other event which with the giving of notice by the Agent and subsequent lapse of time would be reasonably likely to become an Event of Default promptly upon becoming aware of its occurrence.

21.4 COMPLIANCE CERTIFICATES

     The Company shall, as soon as practicable and in any event within 180 days of the end of each of its financial years and within 120 days of the end of the first half of each of its financial years, supply the Agent with a Compliance Certificate which must be signed by:

     (a) if requested by the Agent in the case of a Compliance Certificate as at the end of its financial year, its auditors; or

     (b)  in any other case, an authorised signatory of the Company.

21.5 CONSENTS

     The Company shall obtain and promptly renew from time to time, and will promptly upon the request of the Agent furnish certified copies to the Agent of, all such material authorisations as may be required under any applicable law or regulation to enable any Obligor to perform its obligations under any Finance Document.

21.6 PARI PASSU RANKING

     Each Obligor undertakes that its obligations under the Finance Documents shall rank at least pari passu with all of its other present and future unsecured obligations other than those obligations which are mandatorily preferred by law and not by reason of contract.

21.7 NEGATIVE PLEDGE

     No Obligor shall, and the Company shall not permit any member of the Group to, create or permit to subsist any Encumbrance on the whole or any part of their respective present or future assets to secure any of their respective Borrowed Monies, except for the following:

     (a) Encumbrances created with the prior consent of the Majority Banks or which the

          Majority Banks agree should not be taken into account;

     (b) any Encumbrance subsisting over the assets of any company prior to the date of such company becoming a Subsidiary of the Company, but only to the extent that the maximum aggregate principal amount of Borrowed Monies capable of being secured by the Encumbrance at that date is not subsequently increased;

     (c) any Encumbrance over any assets (or documents of title thereto) acquired by the Company or any such Subsidiary as security for, or for indebtedness incurred to finance or refinance, all or part of the acquisition price or the development, redevelopment, modification or improvement thereof;

     (d) any Encumbrance over any assets (or documents of title thereto) which are acquired by the Company or any such Subsidiary subject to such Encumbrance;

     (e) in connection with any specific contract for the sale, lease or other disposal of goods, any Encumbrance on the interest of the Company or any such Subsidiary in:

          (i) any contract for such sale, lease or other disposal including the Company's or any such Subsidiary's interest in the consideration receivable thereunder; or

          (ii) such underlying goods; or

          (iii) all other rights, interests, documents and things made, held, arising or created in connection with any of the foregoing including, without limiting the generality of the foregoing, bills of exchange or other negotiable instruments, policies, letters of credit, guarantees, indemnities or Encumbrances to secure any of the foregoing;

     (f) any other Encumbrance over any assets of the Company or any such Subsidiary so long as the lower of the aggregate amount of Borrowed Monies secured by such Encumbrances and the book value of the assets subject to the Encumbrance(s) does not exceed, when aggregated with the book value of any other assets the subject of Encumbrances permitted under this paragraph (f), 15 per cent. (15%) of Net Assets;

     (g) any Encumbrance created in substitution for an Encumbrance otherwise permitted above provided that the value of the assets subject to any such Encumbrance created in substitution is equal to or less than the value of the assets the subject of the Encumbrance being discharged as certified to the Agent by an independent professional valuer; and

     (h) any Encumbrance on any asset if simultaneously with the creation of the Encumbrance the obligations of each Obligor under the Finance Documents are secured by a comparable Encumbrance.

21.8 DISPOSALS

     No Obligor shall, and the Company shall procure that no member of the Group will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or a substantial part of its respective assets, except that the following disposals shall not be taken into account:

     (a) disposals (including the discounting of bills or notes) made in the ordinary course of business of the disposing entity;

     (b)  disposals from a member of the Group to another member of the Group;

     (c) disposals of cash raised or borrowed for the purposes for which it was raised or borrowed;

     (d) disposals of investments listed or dealt in on any securities exchange or over-the-counter market (not being investments in any member of the Group);

     (e) disposals of property in exchange for (or sale of assets for cash and the application within 12 months of such amounts in the acquisition
          of) other property comparable or superior as to type, value and quality;

     (f)  disposals on arm's length terms (including as to consideration);

     (g) disposals where at least 90 per cent. of the Net Proceeds (as defined in Clause 9.5 (Mandatory prepayment or cancellation following disposal)) are used to prepay the Loans under the Tranche A Facility in accordance with Clause 9.5 (Mandatory prepayment or cancellation following disposal or refinancing);

     (h)  disposals of obsolete assets for cash; or

     (i)  disposals, in addition to those permitted under sub-paragraphs (a) to
          (h) (both inclusive) above, during any financial year of the Group where the aggregate book value of the property or assets disposed of in that financial year does not exceed 10 per cent. (10%) of Net Assets.

21.9 FINANCIAL COVENANTS

     The Company shall procure that:-

     (a) the ratio of EBITA to Net Interest Payable is not, at the end of each Ratio Period of the Group ending on or before 30th June, 2001, less than 2.5 to 1 and, at the end of each subsequent Ratio Period of the Group, is not less than 3.0 to 1;

     (b) the ratio of Net Debt to EBITDA is not, at the end of each Ratio Period of the Group ending on or before 30th June, 2001, more than 3.5 to 1 and, at the end of each subsequent Ratio Period of the Group, is not more than 3 to 1; and

     (c) the aggregate of External Net Borrowings do not at any time exceed 20 per cent. of Net Assets.

21.10 HEDGING

(a) The Company shall ensure that, during the period commencing no later than three months after the Merger Date to at least the second anniversary of the date of this Agreement:

          (i) the interest rate exposure on at least L400,000,000 of the Borrowed Monies of the Group will be hedged; and

          (ii) such other short term hedging arrangements as are in its opinion commercially prudent have been entered into.

(b) Borrowed Monies will be hedged for the purpose of this Clause 21.10 if the interest on those Borrowed Monies is on a fixed rate basis or on a floating rate basis but covered by any interest rate swap, cap, collar or other interest rate protection arrangement.

21.11 RUSSIAN JV

     The Company shall not, and shall procure that no other member of the Group will, increase the amount of its Support to the Russian JV provided after the date of this Agreement by more than U.S.$90,000,000 in aggregate without the prior consent of the Majority Banks. "SUPPORT" for this purpose means any equity investment, subordinated loan or guarantee, indemnity or other assurance against financial loss or any other similar liability in respect of any outstanding loan to the Russian JV which is provided or entered into after the date of this Agreement.

21.12 ENVIRONMENTAL LAWS

     The Company shall, and the Company shall procure that each member of the Group will, comply with and carry out its business in accordance with all Environmental Laws necessary for the conduct of its business where any failure to comply or carry out its business in accordance with such Environmental Laws would have a Material Adverse Effect.

21.13 COMPLIANCE WITH LAWS

     The Company shall, and the Company shall procure that each member of the Group will, comply with and carry out its business in accordance with all laws necessary for the conduct of its business where any failure to comply or carry out its business in accordance with that law would have a Material Adverse Effect.

21.14 INSURANCE

     Each Obligor shall, and the Company shall procure that each of its Subsidiaries will, insure and keep insured its assets with underwriters or insurance companies or self-insure to such extent and against such risks as companies engaged in businesses similar to those of the Group normally insure and where failure to do so would be reasonably likely to have a Material Adverse Effect.

21.15 ACQUISITIONS

     During the period from the date of this Agreement to the later of the date falling six months after the Merger Date and the date of the publication of the Company's preliminary results for the year ended 31st December, 2000, no Obligor shall, and the Company shall procure that no other member of the Group will, acquire any assets or business or make any investment other than:

     (a)  the Merger; or

     (b) an acquisition or investment which does not require the prior approval of the Company's shareholders in a general meeting; or

     (c)  an acquisition or investment made with the consent of the Majority
          Banks.

21.16 REFINANCING TARGET'S EXISTING FACILITIES

     The Company shall ensure that after the Merger Date:

     (a) there are always sufficient funds available under the Facilities to refinance the Target's Existing Facilities;

     (b) those facilities will be refinanced as soon as practicable after the Merger Date and in any event prior to the last day of the Clean up Period or, if it would avoid breakage costs which in the Company's opinion (acting reasonably) are material, the date falling 6 months after the Merger Date;

     (c)  there are no roll-overs under the Target Existing Facilities; and

     (d) the undrawn elements of the Target Existing Facilities are cancelled as soon as practicable after the Merger Date.

21.17 MERGER

     (a) The Company will not, and shall procure that no member of the Group will, issue any press release or other publicity in relation to the Merger which makes reference to the Facilities or to any Finance Party (without the consent of the Majority Banks, such consent not to be unreasonably withheld or delayed) unless the publicity is required by law (in which case the Company shall notify the Agent and the Banks of such requirement as soon as reasonably practicable upon becoming aware of it).

     (b) The Company shall, upon request by the Agent, keep the Agent informed as to the status and progress of the Merger.

22.  DEFAULT

22.1 EVENTS OF DEFAULT

     Each of the events set out below is an Event of Default (unless it occurs in relation to the Target or any of its Subsidiaries during the Clean-up Period in respect of paragraphs (b), (c) or (d) below):

     (a) NON-PAYMENT: any Obligor shall fail to pay when due any amount payable by it under the Finance Documents and, if caused by technical or administrative error and capable of remedy, such default remains unremedied for five Business Days after notice thereof shall have been received by the Company from the Agent requiring the default to be remedied; or

     (b) BREACH OF OBLIGATIONS: any Obligor shall fail in any respect which (except in the case of Clauses 21.7 (Negative pledge) and 21.9 (Financial covenants)) is material in the context of the Finance Documents to comply with any other provision of the Finance Documents and, except in the case of Clause 21.8 (Disposals) and 21.9 (Financial covenants), such failure (if capable of remedy) shall continue unremedied for a period of twenty-one days after the Company shall have received notice from the Agent requiring the default to be remedied; or

     (c) MISREPRESENTATION: any representation made or deemed to be made by any Obligor in the Finance Documents shall prove to be untrue in any material and adverse respect on the date as of which it is made or deemed to be made and the same (if capable of remedy) shall continue unremedied for a period of twenty-one days after the Company has received written notice of the same from the Agent requiring the same to be remedied; or

     (d) CROSS-ACCELERATION: any Borrowed Monies of any member of the Group at any time becomes prematurely due and payable as a result of an event of default (howsoever described) under any contract or document relating to such Borrowed Monies (after the expiry of any applicable grace period) and remains unpaid, or any Borrowed Monies of any member of the Group is not paid when due (after the expiry of any applicable grace period) and remains unpaid, or any guarantee of Borrowed Monies by a member of the Group is not honoured when called upon (after the expiry of any applicable grace period) and remains unpaid, provided that any such event shall not be an Event of Default if:-

          (i) payment of the relevant Borrowed Monies is being contested in good faith and in accordance with legal advice; or

          (ii) the relevant amount of Borrowed Monies remaining unpaid is in aggregate L20,000,000 or less;

          however, there will be excluded from the definition of Borrowed Monies for the purposes of this paragraph (d) only for a period of six months commencing on the date on which a company becomes a Subsidiary of the Company, Borrowed Monies of any company (other than the Target or any of its Subsidiaries) becoming a Subsidiary of the Company after the date of this Agreement and outstanding on the date it becomes a Subsidiary of the Company, but only if, in the case of those Borrowed Monies becoming prematurely due and payable as a result of an event of default (howsoever described) under any contract or document relating to such Borrowed Monies (after the expiry of any applicable grace period), the Company notifies the Agent and confirms that the Group has adequate funds to refinance those Borrowed Monies; or

     (e) LEGAL PROCESS: a distress or other execution is levied or sued out upon or against all or a substantial part of the assets of any Obligor or Principal Subsidiary and is not discharged within thirty days of having been so levied or sued out; or

     (f) INSOLVENCY: any Obligor or Principal Subsidiary makes a general assignment for the benefit of creditors, is deemed to be unable to pay its debts as they fall due within the meaning of Section 123(l)(e) of the Insolvency Act 1986, or admits in writing its inability to pay its lawful debts as they mature; or

     (g) APPOINTMENT OF RECEIVERS AND MANAGERS: an encumbrancer takes possession or a receiver, administrator or other similar officer is appointed of all or a substantial part of the assets of any Obligor or Principal Subsidiary and is not removed, discharged or paid out within fourteen days; or

     (h) WINDING-UP: any order is made or effective resolution passed for the winding-up or dissolution of any Obligor or Principal Subsidiary otherwise than:

          (i) a winding up or dissolution for the purpose of an amalgamation or reconstruction on terms approved by the Majority Banks (such approval not to be unreasonably withheld or delayed); and

          (ii) in the case of a winding-up or dissolution of a Principal Subsidiary on a solvent basis; or

     (i) REPUDIATION OF AGREEMENT: any Obligor repudiates this Agreement or does or causes to be done any act or thing clearly evidencing an intention to repudiate this Agreement; or

     (j) CHANGE OF CONTROL: at any time any single person or group of persons acting in concert (as defined in the City Code on Takeovers and Mergers) acquires control of the Company (as defined in section 416 of the Income and Corporation Taxes Act 1988); or

     (k) MATERIAL ADVERSE CHANGE: any material adverse change in the financial condition of the Group occurs which would have a material adverse effect on the ability of the Company to perform its payment obligations under the Finance Documents.

22.2 ACCELERATION

     If any such event as is mentioned in Clause 22.1 (Events of Default) occurs and at any time thereafter if any such event shall then be continuing, the Agent shall, if so directed by the Majority Banks, by notice to the
     Company:

     (a) declare that the Facilities and the Commitments shall be cancelled forthwith, whereupon the same shall be so cancelled forthwith; and/or

     (b) declare all or part of the Loans immediately due and payable, whereupon the same shall become immediately due and payable together with all interest accrued thereon and all other amounts payable under the Finance Documents to the Finance Parties; and/or

     (c) declare that each Borrower's obligations under Clause 8.3 (Payment of Bills) in respect of all outstanding Bills are immediately due and payable, whereupon they shall become immediately due and payable.

23.  THE AGENT AND THE ARRANGERS

23.1 APPOINTMENT AND DUTIES OF THE AGENT

     (a) Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents.

     (b) Each Party appointing the Agent irrevocably authorizes the Agent on its behalf to:

          (i) perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions; and

          (ii) execute each Finance Document expressed to be executed by the Agent on that Party's behalf.

     (c) The Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

23.2 ROLE OF THE ARRANGERS

     Except as specifically provided in the Finance Documents, no Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

23.3 RELATIONSHIP

     The relationship between the Agent and the other Finance Parties is that of agent and principal only. Except as contemplated by the Finance Documents, nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

23.4 MAJORITY BANKS' INSTRUCTIONS

(a) The Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions, the Agent may act as it considers to be in the best interests of all the Banks.

(b) The Agent is not authorized to act on behalf of a Bank (without first obtaining that Bank's consent) in any legal or arbitration proceedings relating to any Finance Document.

23.5 DELEGATION

     The Agent may act under the Finance Documents through its personnel and agents.

23.6 RESPONSIBILITY FOR DOCUMENTATION

     Neither the Agent nor any Arranger is responsible to any other Party for:

     (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

     (b)  the collectability of amounts payable under any Finance Document; or

     (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document (including, without limitation, any Information Memorandum).

23.7 DEFAULT

(a) The Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. The Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

(b) The Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences those proceedings or takes that action.

23.8 EXONERATION

(a) Without limiting paragraph (b) below, the Agent will not be liable to any other Finance Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

23.9 RELIANCE

     The Agent may:

     (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

     (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

     (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's employment and those representing a Party other than the Agent).

     23.10 CREDIT APPROVAL AND APPRAISAL

     Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

     (a) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or any Arranger in connection with any Finance Document; and

     (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

23.11 INFORMATION

(a) The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

(b) The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clause 4 (Conditions precedent) or 30.5 (Additional Guarantors) upon the request and at the expense of that Bank.

(c) Except where this Agreement specifically provides otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)  Except as provided above, the Agent has no duty:

     (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Obligor or any related entity of any Obligor whether coming into its possession before, on or after the date of this Agreement; or

     (ii) unless specifically requested to do so by a Bank in accordance with a Finance Document, to request any certificates or other documents from any Obligor.

23.12 THE AGENT AND THE ARRANGERS INDIVIDUALLY

(a) If it is also a Bank, the Agent and each Arranger has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent or an Arranger.

(b)  The Agent and each Arranger may:

     (i)  carry on any business with an Obligor or its related entities;

     (ii) act as agent or trustee for, or in relation to any financing involving, an Obligor or its related entities; and

     (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

(c) Each Obligor irrevocably authorizes the Agent to disclose to the other Finance Parties any information which, in the opinion of the Agent, is received by it in its capacity as the Agent.

(d) The Agent may deduct from any amount received by it for the Banks pro rata any unpaid fees, costs and expenses of the Agent incurred by it in connection with the Finance Documents.

23.13 INDEMNITIES

(a) Without limiting the liability of any Obligor under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent for that Bank's proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as the Agent, except to the extent that the liability or loss arises directly from the Agent's gross negligence or wilful misconduct.

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above will be the proportion which its participation in the Utilisations (if any) bears to the Original Currency Amount of all the Utilisations on the date of the demand. However, if there is no Utilisation outstanding on the date of demand, then the proportion will be the proportion which its Commitments bears to the Total Commitments at the date of demand or, if the Total Commitments have then been cancelled, it bore to the Total Commitments immediately before being cancelled. For this purpose, if there are Utilisations or Commitments outstanding under both Tranche A and Tranche B at the same time, the Original Currency of all Utilisations or Commitments under Tranche A will be translated into euros at the Agent's Spot Rate of Exchange on the date of determination.

23.14 COMPLIANCE

(a) The Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, the Agent need not disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of the Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

23.15 CONFIDENTIAL INFORMATION

(a) In acting as Agent for the Banks, the Capital Markets unit of the Agent shall be treated as a separate entity from any other of the divisions of the Agent or its Subsidiaries and, without detracting from the generality of the foregoing, in the event that any of the Agent's divisions (including its Capital Markets unit) or similar units or Subsidiaries should act for the Company or any member of the Group in any capacity whether as bankers or otherwise in relation to any other matter, any information given by the Company or member of the Group to such divisions, similar units or Subsidiaries shall be treated as confidential and the Agent shall as between itself and the Banks not be obliged to disclose the same to any Bank or any other person.

(b) Notwithstanding anything to the contrary expressed or implied herein and without prejudice to the generality of paragraph (a) above, the Agent shall as between itself and the Banks not be obliged to disclose to any Bank or other person any information supplied by the Company or member of the Group to it in its capacity as Agent for the Banks which is identified by the

     Company or that member of the Group at the time of supply as being confidential and supplied solely for the purpose of evaluating in consultation with the Agent whether any waiver or amendment might be required to any of the provisions contained herein, provided that nothing in this Clause 23.15 shall apply to any information supplied by the Company pursuant to Clause 21.2(a)-(c) (Information).

(c) For the purposes of this Agreement the Agent shall be deemed not to have any actual knowledge or actual notice of the contents of any information obtained by it or supplied to it by or on behalf of the Company or any member of the Group other than the contents of information obtained or supplied to it as Agent for the Banks under this Agreement and which information the Agent is not obliged to keep confidential pursuant to paragraph (a) above.

23.16 RESIGNATION OF THE AGENT

(a) Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Banks and the Company, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may (with the prior consent of the Company) appoint a successor Agent.

(b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the Agent may (with the prior consent of the Company) appoint a successor Agent.

(c) The resignation of the Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts its appointment. On giving the notification, the successor Agent will succeed to the position of the Agent and the term "AGENT" will mean the successor Agent.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 23 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent, and, subject to paragraph (d) above, it shall have no further obligations under any Finance Document.

(f) The Majority Banks may, by notice to the Agent, require it to resign in accordance with paragraph (a) above. In this event, the Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent.

23.17 BANKS

(a) The Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Bank to the contrary.

(b) The Agent may at any time, and shall if requested to do so by the Company or the Majority Banks, convene a meeting of the Banks.

24.  FEES

24.1 ARRANGEMENT FEE

     The Company shall pay to the Arrangers an arrangement fee (comprising underwriting and syndication fees) in the amounts and on the dates agreed in the Fee Letter between the Arrangers and the Company.

24.2 AGENT'S FEE

     The Company shall pay to the Agent for its own account an agency fee in the amount and on the dates agreed in the Fee Letter between the Agent and the Company.

24.3 COMMITMENT FEE

(a) The Company shall during the period from (and including) the date of this Agreement to (but excluding) the Merger Date pay to the Agent for each Bank a commitment fee computed at the rate of 0.30 per cent. per annum on the undrawn, uncancelled amount of that Bank's Tranche A Commitment and computed at the rate of 0.40 per cent. per annum on the undrawn, uncancelled amount of that Bank's Tranche B Commitment.

(b) The Company shall during the period from (and including) the Merger Date to (but excluding) the last day of the relevant Commitment Period pay to the Agent for each Bank a commitment fee computed at the rate of 0.30 per cent. per annum on the undrawn, uncancelled amount of that Bank's Tranche A Commitment and computed at the rate equal to 50 per cent. of the Margin which would be applicable to a Loan under the Tranche B Facility if drawn on that day on the undrawn, uncancelled amount of that Bank's Tranche B Commitment.

(c) Commitment fee in respect of the Tranche A Facility is payable in U.S. Dollars and in respect of the Tranche B Facility is payable in euros.

(d) For the purpose of calculating commitment fee, Loans are taken at their Original Currency Amount.

(d) Accrued commitment fee is payable quarterly in arrear, with the first payment being payable three months after the date of this Agreement. Accrued commitment fee shall also be payable to the Agent for the relevant Bank on the cancelled amount of its Commitment at the time the cancellation comes into effect.

24.4 VAT

     Any fee referred to in this Clause 24 is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Company at the same time as it pays the relevant fee.

25.  EXPENSES

25.1 INITIAL AND SPECIAL COSTS

     The Company shall within 30 days of demand pay the Arrangers the amount of all reasonable costs and expenses (including reasonable legal fees and any applicable value added tax) incurred by them in connection with the negotiation, preparation, printing and execution of this Agreement and the syndication of the Facilities up to the limit agreed between the Arrangers and the Company.

25.2 ENFORCEMENT COSTS

     The Company shall within 14 days of demand pay to each Finance Party the amount of all reasonable costs and expenses (including legal fees and any applicable value added tax) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

26.  STAMP DUTIES

     The Company shall pay and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable:

     (a) in the jurisdiction of incorporation of any Obligor in connection with the entry into or performance of any Finance Document; or

     (b)  anywhere in connection with the enforcement of any Finance Document,

     including any liability which results from any failure to pay or any delay in paying such tax.

27.  INDEMNITIES

27.1 CURRENCY INDEMNITY

(a) If a Finance Party receives an amount in respect of a Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

     (i) that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

     (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

     (iii) the Obligor shall forthwith on demand pay to the Finance Party concerned any exchange costs and taxes payable in connection with any such conversion.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

27.2 OTHER INDEMNITIES

(a) The Company shall indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

     (i)  the occurrence of any Event of Default;

     (ii) the operation of Clause 22.2 (Acceleration); or

     (iii) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment or (other than by reason of negligence or default by any Finance Party) a Loan not being made after the Borrower has delivered a Request.

     The Company's liability in each case includes any loss (other than loss of margin) or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

(b) If a Bank receives or recovers any payment of principal of a Loan or of an overdue amount other than on the last day of an Interest Period relative to that Loan or amount so received or recovered, the Bank shall calculate the difference between:

     (i) the additional interest which would have been payable on the principal so received or recovered had it been received or recovered on the last day of the relevant Interest Period; and

     (ii) the amount of interest which, in the reasonable opinion of the Bank, would have been payable to the Bank on the last day of that Interest Period in respect of the principal so received or recovered if the principal so received or recovered had been placed on deposit by the Bank earning interest at the rate quoted by the Bank to the relevant Borrower to be that at which money can be deposited by that Bank with a prime bank for a period starting on the Business Day following the date of receipt or recovery and ending on the last day of that Interest Period.

     If (i) is greater than (ii) then the relevant Borrower shall, within five Business Days of a demand from the relevant Bank, pay to that Bank an amount equal to the difference.

28.  EVIDENCE AND CALCULATIONS

28.1 ACCOUNTS

     Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

28.2 CERTIFICATES AND DETERMINATIONS

     Any certification or determination by a Finance Party of a rate or amount under the Finance Documents must be accompanied by a calculation in reasonable detail and any applicable invoices and is prima facie evidence of the matters to which it relates.

28.3 CALCULATIONS

     Interest and the fee payable under Clause 24.3 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days, or, in the case of interest payable on an amount denominated in Sterling or unless market practice otherwise dictates, 365 days.

29.  AMENDMENTS AND WAIVERS

29.1 PROCEDURE

(a) Subject to Clause 29.3 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Banks. The Agent may effect, on behalf of any Finance Party, an amendment or waiver permitted under this Clause.

(b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

29.2 CHANGE OF CURRENCY

     If a change in any currency of a country occurs, this Agreement will be amended to the extent the Agent and the Company agree is necessary to reflect the change in currency and to put each Finance Party in the same position, so far as possible, that it would have been in if no change in currency had occurred.

29.3 EXCEPTIONS

(a)  An amendment or waiver which relates to:

     (i)  the definition of "MAJORITY BANKS" in Clause 1.1 (Definitions);

     (ii) an extension of the date (including any Repayment Date) for, or a decrease in an amount or a change in the currency of, any payment to that Bank under the Finance Documents (including the Margin, the Acceptance Commission Rate and any fee payable under Clause 24.3 (Commitment fee));

     (iii) an increase in a Bank's Commitment;

     (iv) a term of a Finance Document which expressly requires the consent of all the Banks; or

     (v) Clause 2.3 (Nature of a Finance Party's rights and obligations), Clause 30.2 (Transfers by Banks), Clause 33 (Pro rata sharing) or this Clause 29,

     may not be effected without the agreement of all the Banks.

(b) An amendment or waiver which relates to the rights and/or obligations of the Agent may not be effected without the agreement of the Agent.

29.4 WAIVERS AND REMEDIES CUMULATIVE

     The rights of each Party under the Finance Documents:

     (a)  may be exercised as often as necessary;

     (b)  are cumulative and not exclusive of its rights under the general law;
          and

     (c)  may be waived only in writing and specifically.

     Delay in exercising or non-exercise of any such right is not a waiver of that right.

30.  CHANGES TO THE PARTIES

30.1 TRANSFERS BY OBLIGORS

     No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents.

30.2 TRANSFERS BY BANKS

(a) A Bank (the "EXISTING BANK") may, subject to paragraph (b) below, at any time assign, transfer or novate any of its Commitments and/or any of its rights and/or obligations under this Agreement to another bank or financial institution which is a Qualifying Bank (the "NEW BANK").

(b) (i) A transfer of part of a Commitment must be in, and must result in the Existing Bank retaining, a minimum Original Currency Amount of at least U.S.$10,000,000 or euro 10,000,000 (as appropriate). For the avoidance of doubt this condition does not apply to a transfer of the whole of a Commitment.

     (ii) The prior consent of the Company is required for any assignment, transfer or novation under paragraph (a) above to a new Bank which is not a Qualifying Bank.

     (iii) For the period from the date of this Agreement to the date falling 30 days from the date on which the Arrangers have confirmed to the Company that the primary syndication process has been completed, a Bank may only assign, transfer or novate part of one of its Commitments if it assigns, transfers or novates at the same time a pro rata proportion of its other Commitment.

(c)  A transfer of obligations will be effective only if either:

     (i) the obligations are novated in accordance with Clause 30.3 (Procedure for novations); or

     (ii) the New Bank confirms to the Agent and the Company that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(d) If a Bank gives the Company prior notice, a Bank may sub-contract an obligation to a person if that Bank remains liable under this Agreement for that obligation.

(e) On each occasion an Existing Bank assigns, transfers or novates any of its Commitments and/or any of its rights and/or obligations under this Agreement (otherwise than pursuant to a Syndication Agreement), the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of L1,000.

(f)  An Existing Bank is not responsible to a New Bank for:

     (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

     (ii) the collectability of amounts payable under any Finance Document; or

     (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(g) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

     (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

     (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(h)  Nothing in any Finance Document obliges an Existing Bank to:

     (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause 30; or

     (ii) support any losses incurred by the New Bank by reason of the non-performance by any Borrower of its obligations under this Agreement or otherwise.

(i) Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitments have been cancelled or reduced to nil.

30.3 PROCEDURE FOR NOVATIONS

(a)  A novation is effected if:

     (i) the Existing Bank and the New Bank deliver to the Agent a duly completed certificate, substantially in the form of Part I of Schedule 5 (a "NOVATION CERTIFICATE"); and

     (ii) the Agent executes it.

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

     (i) the Existing Bank and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

     (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

     (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

     (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

30.4 ADDITIONAL BORROWERS

(a) If the Company wishes one of its Subsidiaries (incorporated in a country, or in a jurisdiction within a country, which is a member of the Organisation for Economic Co-operation and Development) to become an Additional Borrower, then it may (after prior consultation with the Agent) deliver to the Agent a Borrower Accession Agreement.

(b) On delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and the Company, the Subsidiary concerned will become an Additional Borrower.

(c) Delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and the Company, constitutes confirmation by that Subsidiary and the Company that the representations and warranties set out in Clauses 20.2 (Status) to 20.6 (Consents) are correct on the date of the Borrower Accession Agreement, as if made by them with reference to the facts and circumstances then existing.

30.5 ADDITIONAL GUARANTORS

(a) If the Company wishes one of its Subsidiaries to become an Additional Guarantor, then it may (with, except in the case of Rexam Inc. and the Target, the prior agreement of the Agent acting on instructions of the Majority Banks) deliver to the Agent the documents listed in Part III of
     Schedule 2.

(b) On delivery of a Guarantor Accession Agreement, executed by the relevant Subsidiary and the Company, the Subsidiary concerned will become an Additional Guarantor. An Additional Guarantor need only give a guarantee to extent it is permitted to do so under applicable law and, notwithstanding the definition of Guarantor Accession Agreement in Clause 1.1 (Definitions), may change the form of Guarantor Accession Agreement to reflect any applicable limit on its liability.

(c) Delivery of a Guarantor Accession Agreement, executed by the relevant Subsidiary and the Company, constitutes confirmation by that Subsidiary and the Company that the representations and warranties set out in Clauses 20.2 (Status) to 20.6 (Consents) are correct on the date of the Guarantor Accession Agreement, as if made by them with reference to the facts and circumstances then existing.

30.6 REFERENCE BANKS

     If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Agent shall (in consultation with the Company) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

30.7 REGISTER

     The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

30.8 CESSATION OF OBLIGORS

     If:-

     (a) no amount is owed under the Finance Documents by a Borrower (other than the Company), the Company may by notice to the Agent designate that that Borrower will cease to be a Borrower for the purposes of this Agreement. Without prejudice to any accrued right which a Finance Party may have against that Borrower and notwithstanding any other term of this Agreement, that Borrower shall cease to be a Borrower for the purposes of this Agreement on the date specified in the notice; and

     (b) no Default is outstanding or would result, the Company may by notice to the Agent designate that a Guarantor (other than the Company) will cease to be a Guarantor for the purposes of this Agreement. Without prejudice to any accrued right which a Finance Party may have against that Guarantor and notwithstanding any other term of this Agreement, that Guarantor shall cease to be a Guarantor for the purposes of this Agreement on the date specified in the notice.

30.9 INCREASED COSTS ETC.

(a)  If:-

     (i) a Bank assigns, transfers or novates any of its Commitments and/or rights and/or obligations under the Finance Documents or changes its Facility Office, with or without the prior consent of the Company; and

     (ii) as a result of circumstances existing at the date the assignment, transfer, novation or change occurs, an Obligor would be obliged to make a payment to the New Bank or Bank acting through its new Facility Office under Clause 15 (Taxes) or Clause 17 (Increased costs) or Clause 18 (Illegality), then, notwithstanding the provisions of Clause 15 (Taxes), 17 (Increased costs) or 18 (Illegality), the relevant New Bank or Bank acting through its new Facility Office is only entitled to receive payment under those Clauses from an Obligor in respect of those circumstances to the same extent as the relevant Existing Bank or Bank acting through its previous Facility Office would have been if the assignment, transfer, novation or change had not occurred.

(b) For the purposes of paragraph (a) above, "circumstances existing at the date the assignment transfer, novation or change occurs" includes any law or regulation which at the date the assignment, transfer, novation or change occurs is reasonably likely to be implemented after that date.

31.  DISCLOSURE OF INFORMATION

(a) A Bank may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

     (i)  a copy of any Finance Document; and

     (ii) any information which that Bank has acquired under or in connection with any Finance Document,

     but only if the recipient of the information has agreed with the Company to keep that information confidential on the terms of paragraph (b) below.

(b) Each Finance Party shall keep confidential and shall not, without the prior consent of the Company, use any information (other than information which is publicly available other than as a result of a breach by that Finance Party of this paragraph (b)) supplied by or on behalf of any Obligor under or in connection with the Finance Documents otherwise than in connection with the Finance Documents. However, the restriction set out in this paragraph (b) shall not apply to, and each Finance Party shall be entitled to disclose, information:-

     (i) in connection with any legal proceedings arising out of or in connection with a Finance Document; or

     (ii) if required to do so by an order of a court of competent jurisdiction whether under any procedure for discovering documents or otherwise; or

     (iii) pursuant to any law or regulation in accordance with which that Finance Party is required or accustomed to act; or

     (iv) to a governmental, banking, taxation or other regulatory authority of any competent jurisdiction; or

     (v)  to its accountants or legal advisers.

32.  SET-OFF

     Except to the extent that an Encumbrance is created, a Finance Party may, if an Event of Default is then outstanding, set off any matured obligation owed by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

33.  PRO RATA SHARING

33.1 REDISTRIBUTION

     If any amount owing by an Obligor under this Agreement to a Finance Party (the "RECOVERING FINANCE PARTY") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 14 (Payments) (a "RECOVERY"), then:

     (a) the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Agent;

     (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 14 (Payments);

     (c) subject to Clause 33.3 (Exceptions), the recovering Finance Party shall within three Business Days of demand by the Agent pay to the Agent an amount (the "REDISTRIBUTION") equal to the excess;

     (d) the Agent shall treat the redistribution as if it were a payment by the Obligor concerned under Clause 14 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 14.7 (Partial payments); and

     (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph
          (d) above and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

33.2 REVERSAL OF REDISTRIBUTION

     If under Clause 33.1 (Redistribution):

     (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

     (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

     each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party together with interest on the amount to be returned to the recovering Finance Party for the period whilst it held the re-distribution. Thereupon, the subrogation in Clause 33.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

33.3 EXCEPTIONS

(a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 33.1(e) (Redistribution).

(b) A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so or did not take separate legal proceedings.

34.  SEVERABILITY

     If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a) the validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

(b) the validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

35.  COUNTERPARTS

     Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

36.  NOTICES

36.1 GIVING OF NOTICES

     All notices or other communications under or in connection with this Agreement shall be given in writing and, unless otherwise stated, may be made by letter or facsimile. Any such notice will be deemed to be given as follows:

     (a)  if by letter, when delivered personally or on actual receipt; and

     (b)  if by facsimile, when received in legible form.

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

36.2 ADDRESSES FOR NOTICES

(a) The address and facsimile number of each Party (other than the Company and the Agent) for all notices under or in connection with the Finance Documents are:

     (i) those notified by that Party for this purpose to the Agent on or before the date it becomes a Party; or

     (ii) any other notified by that Party for this purpose to the Agent by not less than five

          Business Days' notice.

(b)  The address and facsimile number of the Obligors are:

         Rexam PLC
         4 Millbank
         London
         SW1P 3XR

         Facsimile no:              0207 227 4109
         For the attention of:      The Treasurer

     or such other as the Company may notify to the Agent by not less than five Business Days' notice.

(c)  The address and facsimile number of the Agent are:

         Lloyds TSB Bank PLC
         Bank House
         Wine Street
         Bristol  BS1 2AN

         Facsimile no:              0117 923 3367
         For the attention of:      Loans Administration

     or such other as the Agent may notify to the other Parties by not less than five Business Days' notice.

(d)  All notices from or to an Obligor shall be sent through the Agent.

(e) The Agent shall, promptly upon request from any Party, give to that Party the address or facsimile number of any other Party applicable at the time for the purposes of this Clause.

(f) Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent for the purpose of executing, giving and receiving any document (including a Finance Document), notice or other communication in connection with this Agreement.

37.  LANGUAGE

(a) Any notice given under or in connection with any Finance Document shall be in English.

(b) All other documents provided under or in connection with any Finance Document shall be:

     (i)  in English; or

     (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

38.  JURISDICTION

38.1 SUBMISSION

     For the benefit of each Finance Party, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

38.2 SERVICE OF PROCESS

     Without prejudice to any other mode of service, each Obligor (other than an Obligor incorporated in England and Wales):

     (a) irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

     (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and

     (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 36.2 (Addresses for notices).

38.3 FORUM CONVENIENCE AND ENFORCEMENT ABROAD

     Each Obligor:

     (a) waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

     (b) agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

38.4 NON-EXCLUSIVITY

     Nothing in this Clause 38 limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document:

     (a)  in any other court of competent jurisdiction; or

     (b)  concurrently in more than one jurisdiction.

39.  GOVERNING LAW

     This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                              BANKS AND COMMITMENTS

                                     PART I

                   BANKS AND COMMITMENTS - TRANCHE A FACILITY

BANKS                                                                  COMMITMENTS
                                                                          U.S.$

ABN AMRO BANK N.V.                                                      228,571,429
BANQUE NATIONALE DE PARIS, LONDON BRANCH                                228,571,429
CREDIT SUISSE FIRST BOSTON, LONDON BRANCH                               228,571,429
CITIBANK, N.A.                                                          228,571,429
HSBC BANK plc                                                           228,571,428
LLOYDS TSB BANK plc                                                     228,571,428
WESTDEUTSCHE LANDESBANK GIROZENTRALE                                    228,571,428

                                             Total Tranche A      U.S.$1,600,000,000
                                             Commitments


                                     PART II

                   BANKS AND COMMITMENTS - TRANCHE B FACILITY

BANKS                                                                  COMMITMENTS
                                                                           EURO

ABN AMRO BANK N.V.                                                      285,714,285
BANQUE NATIONALE DE PARIS, LONDON BRANCH                                285,714,285
CREDIT SUISSE FIRST BOSTON, LONDON BRANCH                               285,714,286
CITIBANK, N.A.                                                          285,714,286
HSBC BANK plc                                                           285,714,286
LLOYDS TSB BANK plc                                                     285,714,286
WESTDEUTSCHE LANDESBANK GIROZENTRALE                                    285,714,286

                                             Total Tranche B       euro 2,000,000,000
                                             Commitments

          ------------------------------------------------------------

                                   SCHEDULE 2

                         CONDITIONS PRECEDENT DOCUMENTS

                                     PART I

                       TO BE DELIVERED ON OR ABOUT SIGNING

1. A copy of the memorandum and articles of association and certificate of incorporation of the Company.

2. A copy of a resolution of a duly authorised committee of the board of directors of the Company, approving the terms of, and the transactions contemplated by, this Agreement, together with a copy of a resolution of the board of directors of the Company establishing the committee.

3. A specimen of the signature of each person authorized by resolution referred to in paragraph 2 above to sign this Agreement and to sign and/or despatch all documents and notices (including Requests) to be signed and/or despatched by it under or in connection with this Agreement.

4. A certificate of an authorized signatory of the Company confirming that the execution by the Company of each Finance Document to which it is a party and the performance by it of its obligations under each such Finance Document are within its corporate powers and have been duly approved by all necessary corporate action.

5. A certificate of an authorized signatory of the Company certifying that each copy document specified in Part I of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

6. A legal opinion of Clifford Chance, legal advisers to the Arrangers and the Agent, addressed to the Finance Parties.

                                     PART II

                  TO BE DELIVERED BEFORE THE FIRST UTILISATION

1.   The Merger Agreement.

2. The stockholders agreement dated on or about the date of this Agreement between the Company and various shareholders of the Target.

3.   The Press Release.

4.   The circular to shareholders of the Company relating to the Merger.

5.   Evidence that the Existing Facilities:

     (i) have been, or will on the first Utilisation Date be, cancelled in full; and

     (ii) will within one month of the first Utilisation Date be, repaid in full.

6. Confirmation from the Company that the date of the acceptance for payment of shares of common stock of the Target pursuant to and subject to the conditions of tender offer made by a subsidiary of the Company for the Target in order to effect the Merger (the "OFFER") has occurred by, or will occur on, the first Utilisation Date.

7. Confirmation from the Company that its shareholders have approved the acquisition of the Target.

8. Confirmation from the Company that a majority of all of the outstanding shares of common stock of the Target have been accepted for payment pursuant to the terms of the Offer.

9.   Confirmation from the Company that:

     (i)  the EU Anti-trust Clearance has been obtained; and

     (ii) any waiting period (and any extension thereof) applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) shall have been terminated or shall have expired.

                                    PART III

                   TO BE DELIVERED BY AN ADDITIONAL GUARANTOR

(a) A Guarantor Accession Agreement, duly executed as a deed by the Additional Guarantor and the Company.

(b)  A copy of the constitutional documents of the Additional Guarantor.

(c) A copy of a resolution of the board of directors of the Additional Guarantor approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement.

(d) A specimen of the signature of each person authorised to sign the Guarantor Accession Agreement and to sign and/or despatch all documents to be signed and/or despatched by it under or in connection with this Agreement.

(e) A legal opinion of lawyers in the jurisdiction of incorporation of the Additional Guarantor, acceptable to the Agent, addressed to the Finance Parties.

(f) A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document specified in Part III of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Guarantor Accession Agreement.

                                   SCHEDULE 3

                        CALCULATION OF THE MANDATORY COST

(a) The Mandatory Cost for a Loan for its Interest Period or each of its Interest Periods, as appropriate, is the rate determined by the Agent to be equal to the arithmetic mean (rounded upward, if necessary, to four decimal places) of the respective rates notified by each of the Reference Banks to the Agent and calculated in accordance with the following formulae:

     In relation to a Loan denominated in Sterling:

     BY + S(Y-Z) + F X 0.01% PER ANNUM = Mandatory Cost 100-(B + S)

     in relation to any other Loan:

     F X 0.01% PER ANNUM = Mandatory Cost
               ---------
                     300

     where on the day of application of the formula:

     B is the percentage of the Reference Bank's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Reference Bank to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

     Y    is LIBOR as appropriate for the relevant Interest Period;

     S is the percentage of the Reference Bank's eligible liabilities which the Bank of England requires the Reference Bank to place as a special deposit;

     Z is the interest rate per annum allowed by the Bank of England on special deposits; and

     F is the charge payable by the Reference Bank to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations (but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero) expressed in pounds per L1 million of the fee base of the Reference Bank.

(b)  For the purposes of this Schedule 3:

     (i) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them at the time of application of the formula by the Bank of England; and

     (ii) "FEE BASE" has the meaning given to it in the Fees Regulations;

     (iii) "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 1998 and/or any other regulations governing the payment of fees for banking supervision.

(c) In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d) If a Reference Bank does not supply a rate to the Agent, the applicable Mandatory Cost will be determined on the basis of the rate(s) supplied by the remaining Reference Banks.

(e)  (i)  The formula is applied on the first day of the relevant Interest
          Period.

     (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(f) If the Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the Banks) shall notify the Company of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Agent must not place the Banks in a better or worse position than they had prior to the change of circumstances and shall, in the absence of manifest error, be binding on all the Parties.

                                   SCHEDULE 4

                                 FORM OF REQUEST

To:    LLOYDS TSB BANK plc as Agent

From:  [BORROWER]

                                                          Date: [       ]

     REXAM PLC - US$1,600,000,000 AND EURO 2,000,000,000 CREDIT AGREEMENT
           DATED        , 2000

1. We wish to utilise the [Tranche A Facility/the Tranche B Facility* by way of Loans/Bills*] as follows:

     (a)  Utilisation Date: [ ]

     (b)  Amount of currency: [ ]

     (c)  [First]** Interest Period/Term: [ ]

     (d)  Payment instructions: [ ].

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request.



By:

[BORROWER]
Authorized Signatory



*  Delete as applicable
** Include only for Term Loans

                                   SCHEDULE 5

                          FORMS OF ACCESSION DOCUMENTS

                                     PART I

                              NOVATION CERTIFICATE

To:    LLOYDS TSB BANK plc as Agent

From:  [THE EXISTING BANK] and [THE NEW BANK]             Date: [       ]

     REXAM PLC - US$1,600,000,000 AND EURO 2,000,000,000 CREDIT AGREEMENT
           DATED             , 2000

We refer to Clause 30.3 (Procedure for novations).

1. We [ ] (the "EXISTING BANK") and [ ] (the "NEW BANK") agree to the Existing Bank and the New Bank novating all or part of the Existing Bank's Commitments, rights and obligations referred to in the Schedule in accordance with Clause 30.3 (Procedure for novations).

2. The specified date for the purposes of Clause 30.3(c) (Procedure for novations) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 36.2 (Addresses for notices) are set out in the Schedule.

4.   This Novation Certificate is governed by English law.

                                  THE SCHEDULE

                COMMITMENTS/RIGHTS AND OBLIGATIONS TO BE NOVATED

[insert relevant details].

[Existing Bank]                                      [New Bank]

By:                                                  By:

Date:                                                Date:

[NEW BANK]

[Facility Office                                     Address for notices]

LLOYDS TSB BANK plc

By:

Date:

                                     PART II

                          BORROWER ACCESSION AGREEMENT

To:   LLOYDS TSB BANK plc as Agent

From: [PROPOSED BORROWER] and REXAM PLC             Date: [        ]

    REXAM PLC - US$1,600,000,000 AND EURO 2,000,000,000 CREDIT AGREEMENT
          DATED           , 2000 (THE "CREDIT AGREEMENT")

We refer to Clause 30.4 (Additional Borrowers).

We, [name of company] of [Registered Office] (Registered no. [ ]), agree to become an Additional Borrower and to be bound by the terms of the Credit Agreement as an Additional Borrower in accordance with Clause 30.4 (Additional Borrowers).

Our address for notices for the purposes of Clause 36.2 (Addresses for notices) is:

[
                                            ]

We, [name of company] and Rexam PLC, confirm that the representations and warranties set out in Clauses 20.2 (Status) to 20.6 (Consents) are correct on the date of this Agreement.

This Agreement is governed by English law.

By:

[PROPOSED BORROWER]
Authorized Signatory

By:

REXAM PLC
Authorized Signatory

                                    PART III

                          GUARANTOR ACCESSION AGREEMENT

To:   LLOYDS TSB BANK plc as Agent

From: [PROPOSED GUARANTOR] and REXAM PLC            Date: [             ]

    REXAM PLC - US$1,600,000,000 AND EURO 2,000,000,000 CREDIT AGREEMENT
          DATED          , 2000 (THE "CREDIT AGREEMENT")

We refer to Clause 30.5 (Additional Guarantors).

We, [name of company] of [Registered Office] (Registered no. [ ]), agree to become an Additional Guarantor and to be bound by the terms of the Credit Agreement as an Additional Guarantor in accordance with Clause 30.5 (Additional Guarantors).

Our address for notices for the purposes of Clause 36.2 (Addresses for notices) is:

[
                                            ]

We, [name of company] and Rexam PLC, confirm that the representations and warranties set out in Clauses 20.2 (Status) to 20.6 (Consents) are correct on the date of this Agreement.

This Agreement is governed by English law.

By:

[PROPOSED GUARANTOR]
Authorized Signatory

By:

REXAM PLC
Authorized Signatory

                                   SCHEDULE 6

                                  FORM OF BILL

FACE OF BILL

No.                        for L .............................


 .....................................

To

On .......................pay against this Bill of Exchange to our order
the sum of ............................ for value received against [         ].

Accepted by:

For and on behalf of                    For and on behalf of
[BANK]                                  [BORROWER]

 ................................        ................................
Authorised Signatory                    Authorised Signatory

REVERSE OF BILL

For and on behalf of
[BORROWER]

 ................................
Authorised Signatory

                                   SCHEDULE 7

                         FORM OF COMPLIANCE CERTIFICATE

To:   LLOYDS TSB BANK plc as Agent

From: REXAM PLC/AUDITORS

                                                    Date: [             ]

     REXAM PLC - US$1,600,000,000 AND EURO 2,000,000,000 CREDIT AGREEMENT
           DATED ,            2000 (THE "CREDIT AGREEMENT")

This is a Compliance Certificate (as defined in the Credit Agreement).

We confirm that:-

(i) as at [ ] (the "relevant date"), EBITA was [ ], and Net Interest Payable was [ ]; therefore, the ratio of EBITA to Net Interest Payable was [ ]; the minimum ratio permitted under Clause 21.9(a) (Financial covenants) is [ ];

(ii) as at the relevant date, Net Debt was L[ ] and EBITDA was L[ ]; therefore the ratio of Net Debt to EBITDA was [ ]:1; the maximum ratio permitted under Clause 21.9(b) (Financial covenants) is [ ]:1; and

(iii) as at the relevant date, External Net Borrowings was [ ] and Net Assets was L[ ]; therefore, the percentage of External Net Borrowings to Net Assets was [ ]%; the maximum percentage permitted under Clause 21.9(c) (Financial covenants) is 20%.

By:

REXAM PLC/AUDITORS
Authorised Signatory

                                   SCHEDULE 8

                           FORM OF MARGIN CERTIFICATE

To:   LLOYDS TSB BANK plc as Agent

From: REXAM PLC

                                                    Date: [            ]

     REXAM PLC - US$1,600,000,000 AND EURO 2,000,000,000 CREDIT AGREEMENT
           DATED       , 2000 (THE "CREDIT AGREEMENT")

This is a Margin Certificate (as defined in the Credit Agreement).

We confirm that:-

(i) as at [ ], the ratio of Net Debt to EBITDA was [ ] to 1 and was therefore within the following range [ ]; and

(ii) accordingly the applicable Margin for the Tranche B Facility is, in accordance with Clause 11.5 (Adjustment of the Margin and Acceptance Commission Rate), [ ] per cent. per annum and the applicable commitment fee for the Total Tranche B Commitments is, in accordance with Clause 24.3 (Commitment fee), [ ] per cent. per annum.

By:

REXAM PLC
Authorised signatory

                                   SCHEDULE 9

                       FORM OF POWER OF ATTORNEY FOR BILLS

To:   LLOYDS TSB BANK plc

                                                    [              ], 200[ ]

Dear Sirs,

                                POWER OF ATTORNEY

1. We refer to the facility agreement (the "AGREEMENT") dated , 2000 whereby a US$1,600,000,000 and euro 2,000,000,000 credit facility was made available to Rexam PLC by a group of banks on whose behalf you act as agent. Terms defined in the Agreement shall have the same meaning herein.

2. The Agreement envisages that the relevant Borrower shall ensure upon delivery of any Request for a Utilisation by means of Bills that the Agent has a sufficient stock of blank signed Bills to enable it to proceed with such Utilisation.

3. Notwithstanding the foregoing, we hereby appoint you our true and lawful attorney for and in our name and on our behalf to do or execute all or any of the acts and things set out below upon receipt of a Request from us:

     (a)  to draw a Bill or Bills on our behalf; and

     (b) to sign each requested Bill as drawer on our behalf and, if appropriate, to endorse on our behalf an appropriate number of Bills for appropriate amounts (in accordance with the terms of the Agreement) drawn upon you such endorsement to be at your sole discretion a blank endorsement or a special endorsement (as such expressions are defined in the Bills of Exchange Act 1882) to the order of the party with whom you have arranged discounting of such Bill or Bills,

     PROVIDED ALWAYS that the aforesaid signature and endorsement shall be executed in your name as our agent by the signature of two of your authorised signatories.

4. We hereby ratify and confirm and agree to ratify and confirm everything you shall do or purport to do by virtue of this Power of Attorney including anything done between the time of revocation of this Power of Attorney and the time of that revocation becoming known to you. We hereby agree to notify you promptly of any such revocation.

5. We hereby authorise and empower you to acknowledge in our name and as our act and deed this Power of Attorney and to do any and every other act and thing whatsoever which may be requisite or proper for authenticating and giving full effect to this Power of Attorney according to the laws of England.

6. This Power of Attorney shall be governed by and construed in accordance with English law.

Signed as a deed by                 )
[Name of Borrower]                  )
acting by its Director              )
* ..............................    )     ** ......................... Director
and its Director/Secretary          )     **.......................... Director/Secretary
*..............................     )

                                   SIGNATORIES

COMPANY

REXAM PLC

By:   MICHAEL HARTNALL

ARRANGERS AND BANKS

ABN AMRO BANK N.V.

By:   JOHN WYATT        MARK VINCENT

BANQUE NATIONALE DE PARIS

By:   SIMON ALLOCCA

BANQUE NATIONALE DE PARIS, LONDON BRANCH

By:   SIMON ALLOCCA     MICHAEL E MOLLOY

CITIBANK, N.A.

By:   DAVID M WALKER

CREDIT SUISSE FIRST BOSTON

By:   DAVID SLADE

CREDIT SUISSE FIRST BOSTON, LONDON BRANCH

By:   DAVID SLADE

HSBC BANK plc

By:   DOUGLAS G LACK

HSBC INVESTMENT BANK plc

By:   M T NICKELL

LLOYDS TSB BANK plc

By:   JONATHAN FEAST

LLOYDS TSB CAPITAL MARKETS

By:   SALLY INGLESON

WESTDEUTSCHE LANDESBANK GIROZENTRALE

By:   STUART FROHMAIER

AGENT

LLOYDS TSB BANK plc

By:   SURYAKANT PATEL